EXHIBIT 10.37

BUSINESS PARK NET LEASE

This Business Park Net Lease (“Lease”) is entered into by and between “Landlord” and “Tenant” (defined below and collectively the “Parties”) and dated for reference purposes only as of December 23, 2003.

ARTICLE 1. SALIENT LEASE TERMS

In addition to the terms defined throughout this Lease, the terms set forth below shall have the following meanings when referred to in this Lease:

1.1	Rent Payment Address:	BEDFORD PROPERTY INVESTORS, INC.
Lockbox No. 73048 (Fourier Avenue)
P.O. Box 60000, San Francisco, California 94160-3048.

1.2	Landlord & Notice Address:	BEDFORD PROPERTY INVESTORS, INC.,
a Maryland corporation
270 Lafayette Circle
Lafayette, California 94549
Attention: Property Management
Facsimile Number: (925)283-0896.

1.3	Tenant & Notice Address:	CENTILLIUM COMMUNICATIONS, INC.
a Delaware corporation
Notice Address Prior to the Commencement Date:
47211 Lakeview Blvd.
Fremont, California 94538

Notice Address From and After the Commencement Date:
At the Premises.

1.4	Premises:	215 and 255 Fourier Avenue, Fremont, California containing approximately 104,400 square feet (the “Rentable Area”), as outlined in Exhibit B-1.

1.5	Building:	The buildings located at 215 and 255 Fourier Avenue, Fremont, California in which the Premises are located.

1.6	Complex:	The two buildings comprising the Building identified above and: (i) that parcel of real property on which the such buildings are located, (ii) the Common Area, and (iii) any contiguous parcels owned by Landlord, as more particularly described in Exhibit A.

1.7	Term:	(A) March 1, 2004 (the “Estimated Commencement Date”).

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		(B) Eighty-four (84) months. If the Commencement Date is other than the first day of a calendar month, the first month shall include the remainder of the calendar month in which the Commencement Date occurs plus the first full calendar month thereafter.

1.8	Minimum Monthly Rent:	(A) Minimum Monthly

		Months	Minimum Monthly Rent Amount
		1 (“Free Rent Period”)	-0-
		2 (“Reduced Rent Period”)	$36,018.00
		3 through 12	$72,036.00
		13 through 24	$74,197.08
		25 through 36	$76,422.99
		37 through 48	$78,715.68
		49 through 60	$81,077.15
		61 through 72	$83,509.47
		73 through 84	$86,014.75

		If the Commencement Date occurs on a date other than the first day of a calendar month, then the first month of the Term will included the partial month in which the Commencement Date occurs plus the first full calendar month thereafter. However, the inclusion of any partial month in the first full calendar month shall not entitled Tenant to any additional free rent or reduced rent. If the Commencement Date occurs other than on the first day of a calendar month, the Free Rent Period shall be the first thirty (30) days from and after the Commencement Date and the Reduced Rent Period shall be the thirty day period from and after the expiration of the Free Rent Period.

		(B) Advance Rent: $36,018.00

1.9	Security Deposit:	$86,015.00.

1.10	Permitted Use:	General office and administration, R&D and any other uses incidental thereto that are allowed by applicable law and are consistent with the character of the Complex.

1.11	Initial Pro Rata %:	100%.

1.12	Landlord’s Allowance:	$730,800 as provided in Exhibit C attached hereto.

1.13	CC&Rs:	Declaration of Protective Covenants and Restrictions, Marathon-Fremont Business Center, Fremont, Alameda County, dated May 22, 1980.

1.14	Management Fee:	2% of gross rental revenue.

1.15	Broker:	Landlord: CPS
		Tenant: CB Richard Ellis/Cornish & Carey

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1.16	Contents:	This Lease consists of Articles 1 through 34; Addendum #1 — Option to Renew; as well as the following Exhibits:

Exhibit A — Legal Description of Complex
Exhibit B — Plan of the Complex
Exhibit B1 — Floor Plan of the Premises
Exhibit C — Work Letter for Construction Obligations
Exhibit D — Acknowledgment of Commencement of Term
Exhibit E — Rules and Regulations

ARTICLE 2. PREMISES

2.1    Demising Clause. Landlord leases to Tenant and Tenant leases from Landlord the Premises, which includes the interior space of the walls of the Building, upon the terms and conditions set forth in this Lease. Landlord reserves the area beneath and above the Building and the exterior thereof together with the non-exclusive right to install, maintain, use, repair and replace pipes, ducts, conduits, wires, and structural elements leading through the Premises serving other parts of the Complex, so long as such items are concealed by walls, flooring or ceilings and do not unreasonably interfere with Tenant’s use of the Premises. Except as otherwise provided herein, such reservation in no way affects the maintenance obligations imposed herein. Landlord may change the shape, size, location, number and extent of the improvements to any portion of the Complex, including the exterior of the Building (but excluding the interior), without the consent of Tenant and without affecting Tenant’s obligations hereunder if such changes do not have a material adverse impact on Tenant’s use of, and access to, the Premises. In this Lease “Landlord Parties” means Landlord’s directors, officers, employees, shareholders, contractors, property managers, agents, Lenders, and other lien holders, but excluding other tenants in the Complex, and “Tenant Parties” means Tenant’s directors, officers, employees, partners, shareholders, agents, contractors, or subtenants.

2.2    Covenants, Conditions and Restrictions. The Parties agree that this Lease is subject and subordinate to the effect of: (a) any existing (as of the date hereof) recorded covenants, conditions, restrictions, easements, Security Instruments, and any other matters or documents of record, including the CC&Rs (collectively, the “Restrictions”); (b) zoning and other laws of the city, county and state where the Complex is situated; and (c) general and special taxes not delinquent. Tenant agrees that as to its leasehold estate, Tenant and all persons in possession or holding under Tenant will conform to and will not violate the terms of any Restrictions.

2.3    Landlord’s Representation. Landlord represents and warrants to Tenant that, to the actual knowledge of Landlord as of the date of this Lease:

(a) Landlord does not have notice of a violation of any applicable Laws and Regulations (as defined in Section 16.1 hereof) pertaining to the Complex;

(b) Landlord does not have notice that the Premises contain any “Hazardous Materials” in violation of any applicable “Environmental Laws” (as such terms are defined in Article 16 of this Lease, except as may be disclosed or referred to in the Existing Reports (hereinafter defined). The term “Existing Reports” mean (i) that certain Environmental Assessment report, dated October 22, 1992, prepared by AllWest Environmental, Inc., (ii) that certain Phase 1 Environmental Site Assessment, dated April 24, 1996, prepared by Dames & Moore, and (iii) that certain Structural Evaluation, dated April 11, 1996, prepared by Cabak Rooney Jordan Associates;

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(c) Landlord does not have notice that the current configuration of the Premises as of the date of this Lease is not in compliance with the Americans With Disability Act or applicable building codes as interpreted and applied by the City of Fremont as of the date of this Lease and based on the current physical condition of the Premises; and

(d) The Premises are in good working condition and repair as of the Delivery Date, and if not, Landlord will cause the required repairs to be made to cause the Premises to be in good working condition and repair within thirty (30) days after of the Delivery Date.

2.4    Satellite Dish Equipment. Tenant shall have the right to install and maintain on the Building roof, not more than two satellite dishes of a size not larger than three feet in diameter unless approved in writing by Landlord, as necessary for Tenant’s communications and data transmission network, and equipment to meet Tenant’s excess HVAC needs (if any), while Tenant is occupying and conducting its business in the Premises, but subject to structural and roof top support limitations. Tenant shall also have the right to install and remove, at its sole cost and expense, the cabling and conduit reasonably necessary to connect the rooftop satellite dishes and equipment to Tenant’s equipment on and within Tenant’s Premises. The location of all of such equipment, dishes, cabling and conduit shall be at locations designated by Landlord provided that such locations will allow Tenant to transmit and receive reception without interference (“Interference Free Location”). If from time to time a location designated by Landlord, which initially is acceptable to Tenant as an Interference Free Location, subsequently becomes unacceptable because of conditions which create interference, Landlord shall designate and make available to Tenant a new Interference Free Location. The installation and any costs relating thereto, and the maintenance, repair, insurance obligations and liability, with respect to such equipment and dishes, shall be borne completely by Tenant, although such use of space on the roof and for the cabling and conduit shall be without any additional rent to Tenant. Landlord, at no cost to Landlord, agrees to cooperate with Tenant in securing any required approvals, but shall be solely responsible for obtaining all approvals. Tenant’s rights under this Section 2.4 above are also expressly conditioned upon, and Tenant, at its sole cost and expense, also covenants and agrees to comply with, all of the following:

(a) Plans. The installation of all lines, satellite dishes and equipment (collectively, the “Rooftop Equipment”) to connect and use the Rooftop Equipment shall be performed in accordance with plans that are subject to the prior approval of Landlord in its good faith discretion and otherwise in accordance with the Lease for the construction of Alterations. Landlord may specify the method of shielding the Rooftop Equipment from view, or other decorative architectural features required to make the Rooftop Equipment aesthetically acceptable to Landlord in its reasonable discretion.

(b) Construction Schedule. Tenant shall submit to Landlord a construction schedule for the construction and installation of the Rooftop Equipment, which schedule shall be subject to Landlord’s prior written approval in its reasonable discretion, and Tenant thereafter conform to such schedule.

(c) Compliance with Laws. The installation, use, operation and maintenance of the Rooftop Equipment by Tenant shall be in compliance with all statutes, laws, rules, regulations, ordinances, decrees or orders of any governmental authority, whether federal, state or local, having jurisdiction in connection therewith, and must be done in a manner that will not impair, void or adversely affect any roof warranty that Landlord may have at any time. Without limitation on the generality of the foregoing, Tenant shall secure and maintain in force and effect all governmental licenses, permits and approvals required for the installation and use of the Rooftop Equipment, including any requisite building permits, and comply with all requirements of any party providing any roof warranty.

(d) Rules and Regulations. Tenant’s access to the roof of the Building for purposes of installing and maintaining the Rooftop Equipment and related facilities shall be subject to such procedures, regulations and limitations as Landlord may impose; provided, however, that any such procedures, regulations and limitations shall not effectively prohibit or preclude access at all times.

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(e) Adjustments. Tenant agrees that if Landlord makes or plans on making any repairs or maintenance to the Building, or any alterations, modifications, additions or improvements to the Building or, including any such work to the electrical, mechanical or other operating systems within the Building, Tenant at its sole cost shall make any concomitant adjustments or modifications to the Rooftop Equipment and its related facilities, as such adjustments and modifications are determined to be necessary by any architect, engineer or other contractor engaged by Landlord in connection therewith, or, at Tenant’s option, the Rooftop Equipment and all communication and cable lines connecting the Rooftop Equipment to the Premises may be removed by Tenant. The making of the requisite adjustments and modifications for the Rooftop Equipment and its related facilities shall be made in accordance with plans and specifications which are prepared, submitted, reviewed and approved by Landlord in its sole and absolute discretion.

(f) Removal. At its sole cost and expense, Tenant must remove or cause the removal of all lines and related facilities connecting to the Rooftop Equipment by the expiration or sooner termination of the Term of this Lease. Such removal shall be done in a good and workmanlike manner, and Tenant at its sole cost and expense shall repair and restore any resulting injury or damage to the Building and Common Area. If Tenant fails to complete the removal by the date provided above, then at Landlord’s election, the Rooftop Equipment and its related facilities shall be deemed abandoned and at Landlord’s option in its sole and absolute discretion, shall thereupon become the property of Landlord, in which case Landlord may possess, use, dispose of and otherwise enjoy the beneficial incidents of the ownership thereof as Landlord deems appropriate. Tenant hereby irrevocably waives any rights it has to the contrary under applicable laws.

(g) Landlord’s Review. Tenant agrees and understands that the review of all plans by Landlord is solely to protect the interests of Landlord in the Building, and Landlord shall not be the guarantor of, nor responsible for, the correctness, completeness or accuracy of any such plans or compliance of such plans with applicable laws. Landlord’s approval of any plans, work or any matter under this section shall not: (i) constitute an opinion or agreement by Landlord that such plans are in compliance with all applicable laws, (ii) impose any present or future liability on Landlord; (iii) constitute a waiver of Landlord’s rights hereunder; (iv) impose on Landlord any responsibility for a design and/or construction defect or fault in the connection, use or operation of the Rooftop Equipment or other facilities, (v) constitute a representation or warranty regarding the accuracy, completeness or correctness thereof of any plans, or that such plans or any work are in accordance with industry standards or will allow the use of the Rooftop Equipment to be operational or functional upon completion. Landlord shall have no responsibility for any deficiencies in the drawings or any failure thereof to reflect actual conditions (concealed or apparent) at the Building, including without limitation any failure of the drawings to reflect existing equipment, walls, or other facilities; in such case, Landlord may stop the installation work and require that Tenant revise the drawings.

(h) Use. Tenant may use the roof of the Building for the Rooftop Equipment only for telecommunications purposes for the conduct of Tenant’s business in the Premises while Tenant is occupying the Premises, and no other purpose whatsoever. Tenant may not license, lease, sublease, contract or enter into any other arrangement for the use of the roof the Building or the Rooftop Equipment by any other party. Tenant use of the Rooftop Equipment, including, without limitation, the installation, maintenance, repair and removal of the Rooftop Equipment, may not in any way: (i) interfere with any other use of the rooftop, (ii) cause any unreasonable or unusual wear and tear to the Building or rooftop, (iii) create any risk of damage or injury to property or people, or (iv) adversely detract from the appearance of the Building. If Tenant’s use of the Rooftop Equipment increases Landlord’s insurance premium, Tenant shall pay any such increase immediately upon demand.

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(i) Waiver. Except to the extent arising from the gross negligence of Landlord, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant’s use of the Use Area or Rooftop Equipment will be free from, the following (collectively called “Line or Communication Problems”): (i) any eavesdropping or wire-tapping by unauthorized parties, or (ii) any failure of any Rooftop Equipment to satisfy Tenant’s requirements, or (iii) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of the Rooftop Equipment by any failure of the environmental conditions or the power supply for the Building or Complex to conform to any requirements for the Rooftop Equipment or any associated equipment, or (iv) any interference to the Rooftop Equipment (or the use thereof) from any other source, including, without limitation, radio, television, telephone, microwave, short-wave, long wave, or other signal from any source or cause, or (v) any other problems associated with any Rooftop Equipment by any other cause. Under no circumstances shall any Line or Communication Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of rent, additional rent or any other charge, or relieve Tenant from performance of Tenant’s obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line or Communication Problems.

(j) Condition of Roof. Tenant agrees that its use of the rooftop of the Building is in its “AS IS” condition without the construction of any improvements or the grant of any allowances or concessions by Landlord.

(k) Damage or Destruction to Use Area. If the rooftop of the Building or the Rooftop Equipment, or any portion thereof, is damaged by any casualty, such that the use is rendered unsuitable for Tenant’s continued use, Tenant and Landlord shall each have the option to terminate Tenant’s rights to use the rooftop of the Building upon written notice to the other within thirty (30) days of the date of such damage, but any such termination shall not cause a termination of the Lease or otherwise affect or impair the Lease.

(l) Personal Property Tax. Tenant shall pay all taxes or other charges assessed against the Rooftop Equipment or the use thereof. In the event any portion of the Rooftop Equipment is assessed and billed with the property of Landlord, Tenant shall pay to Landlord its share of such taxes (based upon a reasonable determination of Landlord) within thirty (30) days after notice from Landlord of the amount reasonably determined by Landlord.

ARTICLE 3. TERM AND POSSESSION

3.1    Commencement Date. The parties anticipate that Landlord will deliver possession of the Premises to Tenant by January 5, 2004 (the “Estimated Delivery Date”). The actual date Landlord delivers possession of the Premises to Tenant with reasonable access sufficient to allow Tenant to commence the Tenant Improvements will be referred to herein as the “Delivery Date”). The “Commencement Date” will be March 1, 2004. Upon request by Landlord, Tenant shall execute a written acknowledgment of the date of the actual Commencement Date in the form of Exhibit D. The failure of Tenant to execute such acknowledgement or the failure of Landlord to request such acknowledgement shall not delay or postpone the start of the Commencement Date.

3.2    Term. The Term of this Lease shall start on the Commencement Date and shall be for the term specified in Section 1.7 (B) hereof, plus any partial month at the commencement of the Term.

3.3    Pre-Term Possession. Tenant may have access to and use of the Premises from and after the Delivery Date to make such improvements, to install fixtures, supplies, inventory and other property. Tenant will not interfere with the progress of Landlord’s work by such entry. During any pre-term possession all terms and conditions of the Lease shall apply, including Tenant indemnities under the Lease and Tenant’s payment of utilities after the Delivery Date, but excluding the payment of other Rent.

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3.4    Landlord Delay. If the Delivery Date does not occur by the Estimated Delivery Date, the Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting therefrom, except as hereinafter provided. However, if the Delivery Date does not occur by the Estimated Delivery Date (as extended for “Force Majeure Delay”) and such delay is not due to any “Tenant Delay” (as such terms are defined in Exhibit C), then Landlord agrees to reimburse Tenant for the Holdover Rent (hereinafter defined) that Tenant pays to the landlord under the existing lease of space at 47211 Lakeview Boulevard, Fremont, California (“Existing Lease”) for each day of delay beyond the Estimated Delivery Date, unless caused by a Tenant Delay, until the Delivery Date. The “Holdover Rent” means the additional holdover rent charged by the landlord under the Existing Lease and actually paid by Tenant to such landlord over and above the rent that would otherwise be applicable without such holdover rent charge during such holdover period. The total amount of the monthly Holdover Rent under the Existing Lease is $43,500.00 per month. Should the Delivery Date not occur on or before the Estimated Delivery Date and such delay causes a delay in Tenant substantially completing construction of the Tenant Improvements (as defined in Exhibit C attached hereto), then the Commencement Date shall be delayed for the number of days the Premises is delivered after the Estimated Delivery Date, except to the extent such delay is due to a Tenant Delay and except to the extent that Tenant is occupying and conducting its business in the Premises. If the Delivery Date does not occur within six months after the Estimated Delivery Date (as extended for Force Majeure Delay) due to a cause other than a Tenant Delay (defined in Exhibit C, Section 3), Tenant shall have the right to cancel this Lease upon Notice to Landlord given within ten days after the expiration of the six-month period. Should Tenant cancel the Lease as provided above, Tenant shall have no obligation to reimburse Landlord for the Holdover Rent.

3.5    Tenant Delay. If Landlord cannot deliver possession of the Premises on the Estimated Delivery Date because of a Tenant Delay, the Estimated Delivery Date will be delayed one (1) day for each day the Delivery Date is delayed due to a Tenant Delay. In no event shall a Tenant Delay excuse Tenant’s performance hereunder. Tenant shall be responsible for, and shall immediately pay upon demand to Landlord, all reasonable out of pocket costs and expenses incurred by Landlord in connection with any Tenant Delay.

ARTICLE 4. RENT

4.1    Payment. Tenant shall pay to Landlord the Minimum Monthly Rent specified in Section 1.8 (A) and the additional rent as set forth in Articles 5 through 8 and elsewhere in this Lease (the “Additional Rent”)(the Minimum Monthly Rent and the Additional Rent are collectively referred to as “Rent”). Minimum Monthly Rent is payable in advance on the first day of each month of the Term at the Rent Payment Address or such other address specified by Landlord. If the Term commences on other than the first day of the month, the Rent for the first partial month shall be prorated accordingly. All Rent is payable in lawful money of the United States.

4.2    No Set Off. Rent shall be paid without prior notice, demand, deduction, setoff, offset, counterclaim, recoupment, suspension or abatement except as expressly provided in Articles 12 and 20 or elsewhere in this Lease.

4.3    Advance Rent. The amount specified in Section 1.8 (B) is paid to Landlord upon execution of this Lease as Advance Rent; provided, however, that such amount shall be held by Landlord as a Security Deposit pursuant to the Lease until it is applied by Landlord to the Minimum Monthly Rent. Said Advance Rent shall be applied to the first full payment of the Minimum Monthly Rent.

4.4    Late Charges; Interest. Tenant acknowledges that late payment of Rent or other sums due under the Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount being extremely difficult and impractical to fix. Such costs include processing and accounting charges, late charges that may be

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imposed on Landlord by the terms of any encumbrance covering the Premises, and interest costs. If Landlord does not receive any Rent or other sums due from Tenant within five (5) days after receipt of written notice to Tenant after the due date, Tenant shall pay to Landlord an additional sum of ten percent (10%) of such Rent or other sum as a late charge; provided, however, that this notice and cure period shall only be applicable for the first two times each calendar year that Tenant fails to pay any monthly Rent or any additional rent when due. If Landlord has provided two factually correct notices of a late payment or default during a calendar year, Landlord shall not be obligated to provide any notice thereafter for the remainder of such calendar year and such late charge shall be due if payment is not made when due without any grace period or notice. This provision shall not relieve Tenant of Tenant’s obligation to pay Rent at the time and in the manner herein specified. The Parties agree that this late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of Tenant’s late payment. Accepting any late charge does not waive any Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any other rights or remedies available to Landlord. In addition to the late charge, Tenant shall pay interest at the rate of 10 percent per annum on any Rent or other sum not paid within 30 days of the date due.

ARTICLE 5. TAXES

5.1    Definition. The terms “Real Property Taxes” or “Taxes” as used in this Lease include all of the following, but do not include any tax levied upon the income or profits of Landlord:

(a) Present and future Real Property Taxes on the Building, the Complex, the land on which the Building is situated and the various estates in the Building and the land, including this Lease, as well as all personal property taxes levied on the property used in the operation of the Building or land by Landlord;

(b) The cost to Landlord of contesting the amount, validity, or applicability of any Taxes, provided said cost does not exceed the potential saving sought to be achieved by Landlord contesting said Taxes;

(c) General or involuntary special assessments, improvement or other bonds, commercial and gross rental tax, levy, or tax imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, as against Landlord’s right to Rent or other income therefrom;

(d) Any governmental tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance, alteration, repair, use, or occupancy by Tenant, of any part of the Premises, Building, or Complex; and

(e) Any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, assessed against the Complex.

5.2    Assessments. Only the current amount of any general or special assessments and statutory interest (prorated for any partial year) that comprise a part of the Taxes and are paid in annual or semi-annual installments shall be included within the computation of Taxes for which Tenant is responsible.

5.3    Intentionally Deleted.

5.4    Proration. Tenant shall pay as Additional Rent to Landlord, within thirty (30) days after Notice, Tenant’s share of all Real Property Taxes stated in the tax bill in which the Premises are included, including the parking and Common Area, as well as the improvements on all of said land, or otherwise arising under the provisions of this Article. As used in this Section. “Tenant’s share” is a fraction in which the numerator is the Rentable Area of the Premises and the denominator is the sum of all rentable areas included within the tax bill. In no event shall Tenant’s share include Taxes on any property outside of the Complex.

5.5    Estimated Payments. Landlord, at its option, may estimate the Taxes next due and collect from Tenant on a monthly basis, along with Tenant’s payment of Minimum Monthly Rent, the amount of Tenant’s

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estimated Tax obligation. About May 1 of each year during the Term (or as soon thereafter as is reasonably practicable, but not to exceed thirty (30) days), Landlord will provide Tenant with an itemized and reasonably detailed reconciliation of Tenant’s account with respect to such estimated Tax payments. If it is established upon such reconciliation that Tenant has not paid enough estimated Taxes to cover Tenant’s share for the year in question, Tenant shall pay to Landlord the full amount of such shortage within thirty (30) days of billing. If it is established that Tenant has overpaid its Tax obligation, Tenant will receive a credit applicable to the next ensuing estimated Tax payments or, within thirty (30) days after Landlord’s determination of such overpayment, a refund of the amount if the Term has expired.

5.6    Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause such trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant’s personal property shall be assessed with Landlord’s real property, or if any other Taxes or taxes which are payable by Tenant pursuant to this Lease or otherwise are assessed against Landlord or Landlord’s real property, Tenant shall pay Landlord the Taxes and other taxes attributable to Tenant within ten days after receipt of a written statement setting forth the amount owed.

5.7    Net Rent. It is the intention of the Parties that the Rent received by Landlord be net of any Taxes of any sort to be paid by Landlord. If it is not lawful for Tenant to reimburse Landlord for any of the Taxes, the Minimum Monthly Rent shall be increased by the amount equal to the Taxes allocable to Tenant so as to net to Landlord the amount which it would have received if such Tax had not been imposed.

ARTICLE 6. COMMON AREAS AND COMMON AREA COSTS

6.1    Definitions

(a) “Common Area” include all areas and facilities outside the Premises, within the exterior boundaries of the Complex, that are provided by Landlord for the general use and convenience of Tenant and of other Complex tenants and their authorized representatives and invitees. Common Area includes driveways, parking areas, sidewalks, and landscaped areas, all as generally described or shown on Exhibit B attached hereto. Exhibit B is tentative, and Landlord reserves the right to make alterations to it from time to time, provided the same does not materially impair Tenant’s use of the Premises or access thereto. Common Area also includes systems within the Premises that also serve other tenants such as plumbing, fire sprinkler or non-exclusive HVAC.

(b) Subject to 6.1(e) below, “Common Area Costs” are all costs incurred by Landlord for: (i) maintenance, repair, replacement, improvement or operation of the Complex, except for Landlord’s maintenance obligation under Section 19.1; (ii) refuse disposal; (iii) property owner’s association dues or assessments imposed upon Landlord by any Restrictions; (iv) liability and other insurance for the Complex required and/or permitted to be carried by Landlord pursuant to this Lease except to the extent such insurance is billed to Tenant as part of the Complex Insurance Premium as provided in Article 8 of this Lease; (v) security services for the Complex; (vi) the Management Fee set forth in Section 1.14; (vii) any other costs or fees reasonably related to the use, operation or enjoyment of any part of the Complex; (ix) any insurance deductibles in connection with insurance required and/or permitted to be carried by Landlord pursuant to this Lease for repairs under Article 12 or elsewhere in the Lease (but the amount included in Common Area Costs for a deductible shall not to exceed $25,000 regardless of the actual amount of the deductible); and (x) permitted amortized Capital Costs. Notwithstanding the foregoing, during the first two years following the Commencement Date, Tenant shall not have to pay for its Pro Rata % of Capital Costs, and after the expiration of such two year period, Tenant’s Pro Rata % of Capital Costs may not exceed $3,132.00 per month (i.e., $0.03 per square foot of Rentable Area in the Premises on a monthly basis, unless such Capital Costs are due to a Tenant Activity (hereinafter defined), in which case Tenant shall be solely responsible for the payment of such Capital Costs. “Tenant Activity” means any

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Capital Cost that is required due to (i) Tenant’s particular use or change in use of the Premises which requires Landlord to perform any work or service to the Building or Common Area that was not previously required to be performed by Landlord (such as by way of example, the construction of additional improvements), or (ii) any Alterations (as defined in Section 18.1) or improvements (including, without limitation, the Tenant Improvements) made by or for Tenant, except if a capital improvement is required by the local governmental authority to construct the initial Tenant Improvements due to the fact that the existing condition of the Premises as of the date of this Lease does not comply with Laws and Regulations in existence and as applied by the local governmental authority as of the date of this Lease and which would be required to be performed by the local governmental authority regardless of the type of Tenant Improvements being constructed by Tenant and which is not due to Tenant’s unique use or change in use of the Premises (“Initial Compliance Work”). Tenant will promptly notify Landlord if the local governmental authority will require any Initial Compliance Work and Landlord shall have the right to deal and negotiate directly with the local governmental authority regarding whether such Initial Compliance Work will be required and/or the scope of such work.

(c) “Pro Rata %” is a fraction where the numerator is the Rentable Area of the Premises and the denominator is the sum of the rentable areas of the buildings in the Complex. Tenant’s Initial Pro Rata % is stated in Section 1.11. The Pro Rata % may change from time to time.

(d) “Capital Costs” are any (i) costs, including financing costs, if any, of any capital improvement purchased or incurred as a labor-saving measure or to affect other economics in the operation or maintenance of the Buildings and/or the Complex (provided that the annual amortized cost does not exceed the actual cost savings realized and such savings are not primarily for the benefit of any particular tenant); (ii) costs, including financing costs, if any, incurred by Landlord after the Commencement Date for any capital improvements installed or paid for by Landlord and required by any new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority which are enacted or changed (which shall include, without limitation, a change in interpretation or application) after the Commencement Date; and/or (iii) costs, including financing costs, if any, for replacement of capital improvements or building service equipment when required because of normal wear and tear, except for capital improvements to expand the Common Areas (such as the construction of parking garage) or to construct an additional building or expand an existing building. The portion of Capital Costs to be included each year in Common Area Costs is that fraction allocable to the calendar year in question calculated by amortizing the cost over the useful life of such improvement, as determined using the applicable useful life years recommended by The Building Owners and Mangers Association in effect at the time of such improvements or if such standard is not available, then the useful life shall be in accordance with generally accepted property management practices, with interest on the unamortized balance at seven percent (7%) per annum. Tenant’s Operating Costs for the Complex shall not include the unamortized Capital Costs for capital improvements made prior to the Delivery Date.

(e) Exclusions from Common Area Costs. Notwithstanding anything to the contrary in the definitions of Common Area Costs in Section 6, Common Area Costs shall not include any of the following, except to the extent specifically permitted by an express exception to the following:

(1) Any ground lease rental;

(2) Costs of items considered capital repairs, replacements, improvements and equipment under generally accepted accounting principles consistently applied or otherwise except for Capital Costs;

(3) Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a Capital Item;

(4) Depreciation of the Building and the Complex or any Capital Items;

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(5) Marketing costs including, without limitation, leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memoranda, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building or the Complex;

(6) Any overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Building and/or the Complex to the extent such increment exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(7) Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building and/or the Complex;

(8) Landlord’s general corporate overhead and general and administrative expenses;

(9) Tax penalties incurred as a result of Landlord’s negligence or Landlord’s inability or unwillingness to make payments and/or to file any tax or informational returns when due;

(10) Any and all costs arising from the presence of Hazardous Materials in or about the Building and/or the Complex not caused or released by Tenant or any of its employees, agents, contractors or invitees, including, without limitation, Hazardous Materials in the ground water or soil;

(11) Costs arising from Landlord’s charitable or political contributions;

(12) Costs arising from latent defects in the structural portion of the Building (which shall mean the foundation, roof structure and exterior load bearing walls;

(13) Costs for sculpture, paintings or other objects of art; or

(14) Costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building and the Complex including accounting and legal matters, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building and/or the Complex, costs of any disputes between Landlord and its employees, disputes of Landlord with Building and/or the Complex management or outside fees paid in connection with disputes with other tenants.

(15) Costs incurred in connection with upgrading the Complex or any portion thereof to comply with disability, fire and life safety codes, ordinances, statutes, or other laws in effect prior to the Delivery Date, including without limitation, The Americans With Disability Act, including penalties incurred due to noncompliance with any such laws or regulations, as the same is applied by the City of Fremont as of the date the Delivery Date based on the condition of the Complex prior to the construction of any additional improvements or work.

6.2    Rights and Duties of Landlord. Landlord shall maintain the Common Area, establish and enforce reasonable rules and regulations therefor (to the extent not in conflict with the terms and conditions of this Lease), close any of the Common Area to whatever extent required in Landlord’s opinion to prevent a dedication of or the accrual of any rights of any person or of the public to the Common Area, close temporarily any of the Common Area for maintenance purposes, and make changes to the Common Area including changes in the location of driveways, entrances, exits, vehicular parking spaces, parking area, the designation of areas for the exclusive use of others, the direction of the flow of traffic or construction of additional buildings thereupon, in a manner Landlord deems reasonably proper in its opinion, provided the same does not materially impair Tenant’s use of, or access to, the Premises. Tenant hereby acknowledges that Landlord is under no obligation to provide security for the Common Area but may do so at its option as a Common Area Cost.

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6.3    Payments by Tenant. As Additional Rent, Tenant shall pay Landlord its “Pro Rata Share”, being the product of the Pro Rata % times Common Area Costs, within thirty (30) days of receiving a bill from Landlord, but no more frequently than monthly. Landlord shall have the right to estimate Tenant’s future Pro Rata Share and to collect it from Tenant on a monthly basis along with Tenant’s payment of Minimum Monthly Rent. Landlord will provide an itemized and reasonably detailed reconciliation of Tenant’s account, no later than May 1st of each year. If the reconciliation shows Tenant’s account does not cover Tenant’s Pro Rata Share for the period estimated, Tenant shall within thirty (30) days after Landlord’s demand, pay Landlord any deficiency. Any excess indicated by the reconciliation shall be credited to Tenant’s account to reduce the estimated payments for the next ensuing period, or if excess is determined at the end of the Term, it shall be refunded to Tenant within thirty (30) days after Landlord’s determination of such excess.

6.4    Inspection. Tenant shall have the right at its own expense to inspect and photocopy the books and records of Landlord pertaining to Common Area Costs and Taxes once in any calendar year by any employee of Tenant or by a certified public accountant mutually acceptable to Landlord and Tenant (provided such certified public accountant charges for its service on an hourly basis and not based on a percentage of any recovery or similar incentive method) at reasonable times, and upon reasonable written notice to Landlord. Within ninety (90) days after receipt of Landlord’s annual reconciliation, Tenant shall have the right, after at least thirty (30) days prior written notice to Landlord, to inspect at the offices of Landlord or its property manager, the books and records of Landlord pertaining solely to the Common Area Costs and Taxes for the immediately preceding calendar year covered in such annual reconciliation statement. All expenses of the inspection shall be borne by Tenant and must be completed within fifteen (15) days after commencement of the inspection. If Tenant’s inspection reveals a discrepancy in the comparative annual reconciliation statement, Tenant shall deliver a copy of the inspection report and supporting calculations to Landlord within thirty (30) days after completion of the inspection. If Tenant and Landlord are unable to resolve the discrepancy within thirty (30) days after Landlord’s receipt of the inspection report, either party may upon written notice to the other have the matter decided by an inspection by an independent certified public accounting firm approved by Tenant and Landlord (the “CPA Firm”), which approval shall not be unreasonably withheld or delayed. If the inspection by the CPA Firm shows that the actual amount of Common Area Costs payable by Tenant is greater than the amount previously paid by Tenant for such accounting period, Tenant shall immediately pay Landlord the difference. If the inspection by the CPA Firm shows that the actual amount is less than the amount paid by Tenant, then the difference shall be applied in payment of the next estimated monthly installments of Common Area Costs owing by Tenant, or in the event such accounting occurs following the expiration of the Term hereof, such difference shall be refunded to Tenant. Tenant shall pay for the cost of the inspection by the CPA Firm, unless such inspection shows that Landlord overstated Common Area Costs by more than five percent (5%), in which case Landlord shall pay for the cost of the inspection by the CPA Firm.

6.5    Refuse Disposal. Tenant shall pay Landlord, within ten days of being billed therefor, for the removal from the Common Area, the Complex, or the Building of any amounts of refuse or rubbish that Tenant has generated in excess of amounts typically generated by other tenants of the Complex.

ARTICLE 7. ASSIGNMENT AND SUBLETTING

7.1    Restriction on Transfer. Except as expressly provided in Article 7, Tenant will not, either voluntarily or by operation of law, assign, mortgage, hypothecate, encumber or otherwise transfer this Lease or any interest herein or sublet or license the Premises or any part thereof, or permit the use or occupancy of the Premises by any party other than Tenant (any of which are referred to as a “Transfer”), without the prior written consent of Landlord. For purposes of this Article, if Tenant is a corporation, limited liability company, partnership or other

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entity any transfer, assignment, encumbrance or hypothecation of fifty percent or more (individually or in the aggregate) of any stock or other ownership or beneficial interest in such entity, and/or any transfer, assignment, hypothecation or encumbrance of any controlling ownership, beneficial or voting interest in such entity, will be deemed a Transfer and will be subject to all of the restrictions and provisions contained in this Article. The immediately preceding sentence will not apply to public corporations, the stock of which is traded through a public exchange or over the counter system.

7.2    Transfer Notice. If Tenant desires to effect a Transfer, at least 15 days prior to the date when Tenant desires the Transfer to be effective (the “Transfer Date”), Tenant will give Notice (the “Transfer Notice”), stating the name, address and business of the proposed assignee, subtenant or other transferee (the “Transferee”). The Notice must contain information in such detail as Landlord may reasonably require concerning the character, ownership, and financial condition of Transferee (including references), the Transfer Date, any relationship between Tenant and Transferee, and a draft of the “Transfer Agreement” showing the consideration and other terms of the proposed Transfer.

7.3    Landlord’s Options. Within fifteen days of receipt of a Transfer Notice, and any additional information reasonably requested by Landlord concerning the Transferee’s financial responsibility, Landlord will notify Tenant of its election to do one of the following: (i) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; (ii) refuse such consent, which refusal shall be on reasonable grounds; or (iii) terminate this Lease as to the portion of the Premises which is proposed to be sublet or assigned and recapture that portion of the Premises for reletting by Landlord. Notwithstanding the above, should Landlord elect to recapture said Premises and the proposed Transfer is a sublease that individually or in the aggregate with all other existing subleases is for less than 51% of the square footage of the Premises and for less than the remaining Lease Term, Tenant shall have the right, exercisable within ten (10) days of Landlord’s election, to retract its Transfer request and in which case Tenant shall be prohibited from such Transfer and the Lease shall remain in full force and effect. Tenant agrees that it is reasonable for Landlord to deny consent to a proposed Transfer on any of the following grounds, which list is not exclusive:

(a) The financial strength of the proposed Transferee is not reasonably adequate to meet such Transferee’s applicable obligations under this Lease or sublease if such Transfer is a sublease;

(b) A proposed Transferee whose impact on the common facilities or the efficiency or effectiveness of any utility or telecommunication system serving the Building or Complex, or other tenants of the Complex would be adverse and significant;

(c) A proposed Transferee whose occupation will require a variation in the terms of this Lease;

(d) The existence of any uncured default by Tenant (provided Tenant has been given written notice of such default) under any provision of this Lease;

(e) The proposed Transfer, or Landlord’s consent thereto, would result in Landlord’s breach of an existing agreement with a third party.

7.4    Additional Conditions. A condition precedent to any Transfer will be the delivery to Landlord of a true copy of the fully executed Transfer Agreement that does not differ materially from that provided pursuant to Section 7.2. Tenant undertaking the transfer (“Transferor”) agrees to pay Landlord, as Additional Rent, 50 percent of all sums and other consideration paid to and for the benefit of Tenant by the Transferee in excess of the Rent payable under the Lease for the same period and portion of the Premises. In calculating excess Rent or other consideration which may be payable to Landlord under this paragraph, Tenant will be entitled to deduct commercially reasonable third party brokerage commissions and attorney’s fees and other amounts reasonably and actually expended by Tenant in connection with the Transfer, including a reasonable tenant improvement allowance for improvements permanently affixed to the portion of the Premises that is the subject of the Transfer, if acceptable written evidence of such expenditures is provided to Landlord. No Transfer will release Transferor (or any prior Transferor) of Tenant’s obligations under this Lease or alter the primary liability of Transferor

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(or any prior Transferor) to perform all obligations to be performed by Tenant hereunder. Landlord may require that Transferee remit directly to Landlord on a monthly basis, all monies due Landlord under the terms of this Section. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of default by Transferee, Tenant or any successor of Tenant in the performance of any other terms hereof, Landlord may proceed directly against Transferor (or any prior Transferor) without the necessity of exhausting remedies against Transferee or successor. If Tenant requests the consent of Landlord to a Transfer, Tenant will pay Landlord an administrative fee of Seven Hundred Fifty Dollars ($750.00) concurrent with the request.

7.5    Permitted Transfer. Tenant shall have the right to enter into the following types of Transfers without Landlord’s consent but after providing at least thirty (30) days prior written notice to Landlord of the transaction, together with reasonable supporting information confirming that such a Transfer falls within one of the following categories (herein referred to as a “Permitted Transfer”):

(1) Tenant may assign this Lease or sublet all of the Premises to an “affiliate” of Tenant. An “affiliate” of Tenant shall mean any trust, corporation, entity or partnership (i) which owns the majority of the ownership interests of Tenant, (ii) the majority of whose ownership interests is owned by Tenant, (iii) the majority of whose ownership interests is owned by Tenant’s parent corporation, or (iv) the majority of whose ownership interest are owned by the same shareholders of Tenant as of the date hereof; or

(2) Tenant may transfer shares of stock in Tenant to another party in connection with any merger, consolidation, or sale of Tenant as a going concern and not as part of a single transaction involving or affecting only the Premises to avoid the restrictions on Transfer, provided that if there is such transfer of shares of stock to a successor corporation or entity in connection with any merger of Tenant into such successor corporation or entity, then such successor corporation or entity must have a tangible net worth equal to or greater than tangible net worth of Tenant as of the date of this Lease or immediate prior to the Transfer, whichever is greater. The immediately preceding sentence shall not apply to the normal and customary sale and transfer of stock in Tenant provided Tenant is a public corporation, the stock of which is traded through a public exchange or over the counter system.

ARTICLE 8. LANDLORD INSURANCE

8.1    Landlord’s Insurance. Landlord shall maintain in effect at all times fire and hazard “Special Form Causes of Loss” insurance covering one hundred percent (100%) of the full replacement cost of the Buildings (exclusive of the foundation, site improvements and other portions typically not covered with this type of insurance), the Tenant Improvements (only to the extent the Tenant Improvements are affixed to the Building(s) and owned by Landlord at the time of installation, but excluding any special equipment or improvements made or installed for Tenant’s particular use), subject to commercially reasonable deductibles that is consistent with Landlord’s underwriting criteria, in the event of fire, lightning, windstorm, vandalism, malicious mischief and all other risks normally covered by “Special Form Causes of Loss” policies carried by Landlord. Landlord shall also obtain and keep in full force and effect (i) a policy of commercial general liability and property damage insurance, (ii) loss of rent insurance and (iii) workers’ compensation insurance (if necessary), all such insurance being in amounts determined by Landlord to be reasonably adequate. Landlord may also elect to carry earthquake insurance.

8.2    Use of Premises. No specific type of use shall be made or permitted to be made on the Premises, nor acts done, by Tenant or any of its invitees, contractors or agents which will increase the existing rate of insurance upon the Building in which the Premises are located or upon any other building or improvement in the Complex, unless Tenant agrees to pay such increase or cause the cancellation of any insurance policy covering the

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Building, or any other building or improvement in the Complex, or any part thereof. Tenant or Tenant Parties shall not sell, or permit to be kept, used or sold, in or about the Premises, any article that may be prohibited by standard commercial property insurance, special form policies. At its sole cost and expense, Tenant shall comply with all reasonable requirements of any insurance company necessary to maintain reasonable property damage and commercial general liability insurance covering the Premises, Building, or Complex. Notwithstanding any express or implied provision in this Lease to the contrary, if Tenant pays the Rent and continues to perform all of its other obligations under this Lease, Tenant shall at all times and from time-to-time have the right to cease business operations from the Premises.

8.3    Increase in Premiums. Tenant agrees to pay to Landlord, as Additional Rent, any increase in premiums on policies required herein to be carried by Landlord on the Premises, the Building or the Complex, or any blanket policies which include the Building or Complex as required herein, covering damage thereto and loss of Rent caused by fire and other perils resulting from the nature of Tenant’s occupancy or any act or omission of Tenant. All payments of Additional Rent by Tenant to Landlord pursuant to this Section shall be made within thirty (30) days after receipt by Tenant of Landlord’s billing therefor.

8.4    Pro Rata Share of Premiums. Tenant shall pay to Landlord, as Additional Rent, Tenant’s pro rata share of the cost for all insurance premiums for the property damage insurance, loss or rent insurance, earthquake insurance and commercial general liability insurance (to the extent not included in Common Area Costs) carried by Landlord for the Complex (the “Complex Insurance Premium”). Tenant will pay such costs as set forth in Section 8.5. Such pro rata share is defined as a fraction of the insurance premiums in which the numerator is the Rentable Area of the Premises and the denominator is the total rentable areas in all premises to which the Complex Insurance Premium is applicable. If any insurance carried by Landlord for the Complex is a blanket policy covering other properties not related to the Complex, the Complex Insurance Premium shall be calculated as that portion of such blanket policy insurance premium which, in Landlord’s good faith judgment, is properly allocable to the Complex. These sums due shall be in addition to sums due under the previous Section of this Lease.

8.5    Estimated Payments. Landlord may, at its option, estimate the amount of insurance premiums for property insurance to be due in the future from Tenant and collect from Tenant on a monthly basis, along with payment of Tenant’s Minimum Monthly Rent, the amount of Tenant’s estimated insurance premium obligation. Prior to May 1 of each year (or as soon thereafter as reasonably practicable, but not to exceed thirty (30) days), Landlord shall provide Tenant with an itemized and reasonably detailed reconciliation of Tenant’s account along with a billing for any shortage in the event of a deficiency or statement for credit applicable to the next ensuing insurance premium payments, if an overpayment has been made by Tenant, or refund if no further premiums are to be paid by Tenant.

ARTICLE 9. TENANT’S INSURANCE

At its expense, Tenant shall obtain and keep in force during the Term, and provide coverage after expiration of the Term for events occurring during the Term, the following insurance, on an occurrence basis, against claims for injuries to persons or damages to property that may arise from or in connection with the Tenant’s operation and use of the Premises:

(a) Commercial Property policy with Special Form causes of loss covering: (i) business personal property, Alterations and any Tenant Improvements (that are not permanently affixed to the Premises, or is special equipment or improvements made or installed for Tenant’s particular use or which are owned by Landlord under this Lease as of the date of installation) on a replacement cost basis, subject to a deductible no greater than $25,000.00; which policy shall include waiver of subrogation rights of insurer against Landlord consistent with Section 11.2.

(b) Commercial General Liability policy for bodily injury, personal injury and property damage with limits of not less than $1,000,000 per occurrence and $2,000,000 annual aggregates on a per location

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basis. Endorsements satisfying the following requirements shall be affixed: (i) Landlord, Lender and any other party designated by Landlord (including Landlord’s property manager) shall be named as additional insureds; (ii) Tenant’s policy shall be primary, not contributing with, and not in excess of any other applicable insurance carried by Landlord; (iii) Tenant’s policy shall extend to and include injuries to persons and damage to property arising in connection with any alterations or improvements to or about the Premises performed by or on behalf of Tenant (excluding Landlord Work); and (iv) Tenant’s policy shall include contractual liability coverage (with standard policy exclusions).

(c) Business Auto Liability covering all owned, non-owned and hired vehicles with a limit of $1,000,000 per accident.

(d) Workers’ Compensation on a statutory basis and Employers’ Liability with $1,000,000 per accident for bodily injury and diseases.

(e) Umbrella Liability with a $3,000,000 per occurrence/annual aggregate limit.

ARTICLE 10. INSURANCE POLICY REQUIREMENTS

All insurance policies to be carried by Tenant hereunder shall conform to the following requirements:

(a) The insurer in each case shall carry a designation in “Best’s Insurance Reports” as issued from time to time throughout the Term as follows: Policyholders’ rating of A-; financial rating of not less than VII;

(b) The insurer shall be qualified to do business in the State;

(c) The policy shall be in a form and include such endorsements as are reasonably acceptable to Landlord;

(d) Certificates of insurance shall be delivered to Landlord at commencement of the term and certificates of renewal at least 30 days prior to the expiration of each policy; and

(e) Each policy shall require that Landlord be notified in writing by the insurer at least 30 days prior to any cancellation or expiration of such policy, or any reduction in the amounts of insurance carried.

ARTICLE 11. INDEMNIFICATION, WAIVER OF CLAIMS AND SUBROGATION

11.1    Intent and Purpose. The Parties intend to completely assign the risk of loss, whether resulting from negligence of the Parties or otherwise, to the party who the Lease obligates to cover the risk of such loss with insurance. The object of the indemnity and waiver of claims provisions of this Lease is to assign the risk for a particular casualty to the party obligated to carry the insurance for such risk (which is not a limitation of the assignment of the risk), without respect to the causation thereof.

11.2    Waiver of Subrogation. The Parties release each other from any claims for damage to the Premises, Building and Complex, and to the furniture, fixtures, and other business personal property, Tenant’s improvements and alterations of either Landlord or Tenant, in or on the Premises, Building and Complex, and for loss of income, to the extent such damages or loss are actually covered by property insurance policies maintained by the Parties or that would have been covered by insurance policies required of the Parties under this Lease. The Parties shall require their respective insurers to waive all clams of subrogation under such property damage insurance policies to the extent required under such policies to waive claims of subrogation thereunder.

11.3    Tenant’s Indemnity. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against all actions, claims, demands, damages, liabilities, losses, penalties, or expenses of any kind (“Claims”) which may be brought or imposed upon Landlord or which Landlord may pay or incur by reason of injury to

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person or property arising from the use of the Premises, Tenant Improvements, Alterations, other improvements or personal property therein or thereon, by Tenant or its agents, employees and contractors, or due to said parties negligence or intentional misconduct, including any liability or injury to the person or property of Tenant or Tenant Parties, except to the extent caused by Landlord’s and its agents, employees and contractors negligence or willful acts.

11.4    Waiver of Claims. Except as arising from the negligence or willful misconduct of Landlord, Tenant releases and waives all claims against Landlord for damage to any property, including damages to goods, wares, merchandise and loss of business in, upon or about the Premises or Complex and injury to Tenant, its agents, employees, invitees or third persons, in, upon, or about the Premises or Complex due to the failure of Landlord to provide security for the Complex or the negligence of any vendor in providing such security.

11.5    References. Wherever the term Landlord, Tenant or the Parties is used in this Article, and such party is to receive the benefit of a provision of this Article, such term shall also refer also to the Party’s officers, directors, shareholders, employees, partners, agents, mortgagees and other lienholders.

11.6    Landlord’s Indemnity. Landlord shall indemnify, defend, protect and hold harmless Tenant from and against all actions, claims, demands, damages, liabilities, losses, penalties, or expenses of any kind (“Claims”) which may be brought or imposed upon Tenant or which Tenant may pay or incur by reason of injury to person or property arising from the negligence or intentional misconduct of Landlord or its employees, agents or contractors.

ARTICLE 12. DESTRUCTION

12.1    Rights of Termination. If the Premises suffers an Uninsured Property Loss or a property loss which cannot be repaired within 195 days from the date of destruction, as reasonably determined by Landlord, Landlord may terminate this Lease as of the date of the damage (the “Loss Date”) upon Notice to Tenant. If the Premises cannot be repaired within 195 days of the Loss Date, as determined by Landlord and stated in Landlord’s Notice to Tenant, Tenant may elect to terminate this Lease by Notice to Landlord given within 20 days of Landlord’s Notice that the restoration time will exceed 195 days. Landlord’s Notice shall be given within 45 days of the Loss Date or as soon thereafter as the restoration time can be determined. “Uninsured Property Loss” is any damage or destruction exceeding ten percent (10%) of the replacement cost of the Premises and for which the insurance proceeds available to Landlord are insufficient to pay for the repair or reconstruction of the Premises and such insufficiency of proceeds is not due to Landlord failing to carry the insurance required herein or due to any deductible required to be paid by Landlord other than the deductible under any earthquake insurance.

12.2    Repairs. In the event of a casualty that may be repaired within 195 days from the Loss Date, or if the Parties do not elect to terminate this Lease under Section 12.1, this Lease shall continue in full force and effect and Landlord shall promptly undertake to make repairs to reconstitute the Premises to as near as practicable to the condition as existed prior to the Loss Date. The partial destruction shall in no way void this Lease except, Tenant shall be entitled to a proportionate reduction of Minimum Monthly Rent and any Additional Rent following the property loss until the time the Premises are restored. The reduction amount will reflect the degree of interference with Tenant’s business. As long as Tenant conducts business in the Premises, there shall be no abatement until the Parties agree on the amount thereof. If the Parties cannot agree within 45 days of the Loss Date, the matter shall be submitted to arbitration under the rules of the American Arbitration Association. Upon the resolution of the dispute, the settlement shall be retroactive and Landlord shall within ten days thereafter refund to Tenant any sums due in respect of the reduced Rent from the date of the property loss. Landlord’s obligations to restore shall in no way include any construction originally performed by Tenant or subsequently undertaken by Tenant, but shall include solely that property constructed by Landlord prior to commencement of the Term.

12.3    Repair Costs. The cost of any repairs to be made by Landlord pursuant to Section 12.2 shall be paid by Landlord using available insurance proceeds (and any deductible), except for the deductible under earthquake insurance.

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12.4    Waiver. Tenant hereby waives all statutory or common law rights of termination in respect to any partial destruction or property loss which Landlord is obligated to repair or may elect to repair under the terms of this Article. Further, in event of a property loss occurring during the last year of the original term hereof or of any extension, Landlord need not undertake any repairs and may cancel this Lease unless Tenant has the right under the terms of this Lease to extend the term for an additional period of at least five years and does so within 30 days of the date of the property loss.

12.5    Landlord’s Election. If the Complex or Building is destroyed by more than 50 percent of the replacement cost, Landlord may elect to terminate this Lease, whether the Premises are damaged or not, as set forth in Section 12.1.

ARTICLE 13. ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of less than the full Rent due hereunder shall be deemed to be other than on account of the earliest due Rent. No endorsement or statement on any check or any letter accompanying any such check or payment will be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy available in this Lease, at law or in equity. Landlord may accept partial payment from Tenant without invalidation of any contractual notice required to be given herein (to the extent such contractual notice is required) and without invalidation of any notice required to be given pursuant to California Code of Civil Procedure (“CCP”) Section 1161, et seq., or any successor statute.

ARTICLE 14. SECURITY DEPOSIT

14.1    Payment on Lease Execution. On execution of the Lease Tenant shall pay Landlord the Security Deposit. This sum is a deposit securing Tenant’s performance of the Lease and shall remain the sole and separate property of Landlord until actually repaid to Tenant (or at Landlord’s option the last assignee, if any, of Tenant’s interest hereunder). Tenant does not earn said sum until all conditions precedent for its payment to Tenant have been fulfilled, at which time the Security Deposit shall be returned to Tenant within thirty (30) days. As this sum both in equity and at law is Landlord’s separate property, Landlord is not required to keep it separate from its general accounts or pay interest for its use. If, after written notice and the expiration of any applicable cure period, Tenant fails to pay Rent or other charges when due hereunder, or otherwise defaults with respect to any provision of this Lease, including and not limited to Tenant’s obligation to restore or clean the Premises following vacation thereof, at Landlord’s election, Tenant shall be deemed not to have earned the right to repayment of the Security Deposit, except those portions not used by Landlord for the payment of any Rent or other charges in default, or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Landlord may retain such portion of the Security Deposit as it reasonably deems necessary to restore or clean the Premises (to the extent required of Tenant under the Lease) following vacation by Tenant and to remedy any other default of Tenant to the extent permitted by Law. The Security Deposit is not to be characterized as Rent until and unless so applied to a default by Tenant. Tenant hereby waives any restriction on the uses to which the Security Deposit may be put contained in California Civil Code Section 1950.7, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

14.2    Restoration of Deposit. If Landlord elects to use or apply all or any portion of the Security Deposit as provided in Section 14.1, Tenant shall within ten (10) business days after written demand therefor pay to Landlord in cash, an amount equal to that portion of the Security Deposit used or applied by Landlord, and Tenant’s failure to so do shall be a material breach of this Lease. The ten (10) business day notice specified in the preceding sentence shall insofar as not prohibited by law, constitute full satisfaction of notice of default provisions required by law or ordinance.

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ARTICLE 15. USE

The Premises may be used and occupied only for the purposes specified in Section 1.10 and for no other purpose. Subject to Tenant’s rights to use the Premises as provided herein, Tenant shall not use or permit the use of the Premises in any manner that will unreasonably disturb any other tenant in the Building or Complex, or unreasonably obstruct or interfere with the rights of other tenant or occupants of the Building or Complex, or injure or create any unreasonable smells, noise or vibrations (taking into account the nature and tenant-mix of the Building). Tenant shall not allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain, or permit any nuisance or waste in, on or about the Premises, Building or Complex. Tenant shall be granted access to the Building and the Premises twenty-four (24) hours per day, seven (7) days per week, every day of the year, except in an emergency or due to a casualty or condemnation under Articles 12 or 20 of this Lease.

ARTICLE 16. COMPLIANCE WITH LAWS AND REGULATIONS

16.1    Tenant’s Obligations. Except as other wise provided in this Lease with respect to Landlord’s obligations regarding the condition of the Complex as contained in Section 16.2 of this Lease, at its sole cost and expense, Tenant shall comply with all of the requirements of all municipal, state, federal, and quasi-governmental authorities and utility providers now in force, or which may hereafter be in force, affecting the Premises and/or Tenant’s use of the Premises, including those uses pertaining to Tenant Parties, and faithfully observe in the use of the Premises all municipal ordinances and state and federal statutes, laws and regulations now or hereafter in force, including the Environmental Laws and the Americans with Disabilities Act, 42 U.S.C. §§ 12101-12213 (to the extent of the Tenant Improvements and Alterations) (collectively the “Laws and Regulations”). A final non-appealable judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that any Laws and Regulations pertaining to the Premises have been violated by Tenant, is conclusive of that fact as between Landlord and Tenant. Notwithstanding the foregoing, Tenant shall not be required to make a capital improvement to the structural portions of a Building or to the Common Area located outside of the Buildings to comply with such laws, unless such work to a Building is required in connection with the construction of the Tenant Improvements, Alterations or Tenant Activity (as defined in Section 6.1(b) hereof).

16.2    Condition of Premises. Subject to performance of Landlord’s Work (as defined in Exhibit C attached hereto) and except as otherwise provided in this Lease, Tenant hereby accepts the Premises in “AS IS” condition as of the date of occupancy, subject to all applicable Laws and Regulations, Restrictions, and requirements in effect during any part of the Term regulating the Premises, and without representation, warranty or covenant by Landlord, express or implied, as to the condition, habitability or safety of the Premises, the suitability or fitness thereof for their intended purposes, except as expressly provided in Section 2.3 hereof. Any upgrades or improvements that may be required by local governmental authority as part of, or in connection with or as a condition to the approval for the initial Tenant Improvements to be constructed by Tenant shall be performed by Tenant at its expense. Any upgrades or improvements to the exterior of the Building or exterior Common Areas that may be required by the local governmental authority as part of, or in connection with or as a condition to the approval of Landlord’s Work, or any capital improvement required to be made to the Premises to comply with any Law or Regulation as currently applied by the City of Fremont and existing as of the Delivery Date and which are not required due to the Tenant Improvements or Tenant’s Alterations or other Tenant Activity, shall be performed by Landlord at its sole expense.

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16.3    Hazardous Materials.

(a) Definitions.

(i) “Environmental Laws” means any federal, State, local or administrative agency ordinance, law, rule or regulation, order or requirement relating to Hazardous Materials, radioactive materials, medical wastes, or which deal with air or water quality, air emissions, soil or ground conditions or other environmental matters of any kind.

(ii) “Hazardous Materials” mean any substance, chemical, waste or material which is listed, defined or otherwise identified as “hazardous” or “toxic” under any of the Environmental Laws, including formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum products, crude oil, natural gas, radioactive materials, radon, asbestos or any by-product of same.

(iii) “Losses” mean claims, liability, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses (including property damage, diminution in value of Landlord’s interest in the Premises, Building or Complex, damages for the loss of use of any space or amenity within the Premises, Building, or Complex, damages arising from any adverse impact on marketing space in the Complex, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including Professional Fees and expenses.

(iv) “Release” means generation, discharge, disposal, release, deposit, transport, or storage of Hazardous Materials.

(b) Use of Hazardous Materials. Tenant shall use and store in the Premises and Complex only ordinary and general office and cleaning supplies in normal and customary amounts, and such other Hazardous Materials as have been previously approved by Landlord in writing (which approval may be withheld in Landlord’s sole and absolute discretion) and which are reasonably necessary for Tenant’s business. All such Hazardous Materials shall be limited to quantities consistent with the approved use of the Premises and shall be used, stored and disposed of in full compliance with all Environmental Laws. Tenant shall not install any tanks under or on the Premises for the storage of Hazardous Materials without the written consent of Landlord, which may be given or withheld in Landlord’s sole discretion. Upon the expiration or earlier termination of this Lease, Tenant shall promptly remove from the Premises, Building and Complex all Hazardous Materials brought on, stored, used, generated or Released on the Premises, Building or Complex by Tenant or any Tenant Parties.

(c) Release of Hazardous Materials. Tenant shall promptly give Landlord Notice of any Release of Hazardous Materials in the Premises, Building or Complex of which Tenant becomes aware during the Term whether caused by Tenant or others. At its sole cost and expense, Tenant shall investigate, clean up and remediate any Release of Hazardous Materials that were caused or created by Tenant or any of Tenant Parties. Investigation, clean up and remediation may be performed only after Tenant has Landlord’s written approval of the remediation plan. Tenant may respond immediately to an emergency without first obtaining Landlord’s written consent. All clean up and remediation shall be done in compliance with Environmental Laws and to the reasonable satisfaction of Landlord.

(d) Inspection and Testing by Landlord. At reasonable times during the term of this Lease, Landlord may inspect the Premises and conduct tests to determine whether Tenant is in compliance with the provisions of this Article 16. Except in case of emergency, Landlord shall give reasonable notice to Tenant before conducting any inspections or tests (no less than 24 hours except in an emergency). Tenant shall pay the cost of any inspections or tests that discloses any violation by Tenant or Tenant Parties of the terms and provisions of Article 16.

(e) Liability. It is the express intention of the Parties that Tenant shall be liable under Section 16.3 to the extent of any and all conditions which were caused or created by Tenant or any Tenant Parties, whenever created or caused. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Materials in any way connected to the Premises without first (i) notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to participate in any such proceedings, and (ii) obtaining Landlord’s written consent.

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16.4    Indemnity. Except to the extent of Landlord or its agents, employees and contractors, negligence or intentional misconduct, Tenant shall indemnify and hold harmless Landlord and its agents, employees and contractors, from and against all Losses arising from or related to (a) any violation by Tenant or any Tenant Parties of any Laws and Regulations or the Environmental Laws; (b) any liability under any Laws and Regulations or the Environmental Laws arising out of Hazardous Materials that were “Released” or otherwise brought onto the Complex by Tenant or any Tenant Parties; (c) any breach of the provisions of Article 16 by Tenant or any Tenant Parties; or (d) any Release of Hazardous Materials on the Premises, Building or Complex by Tenant or Tenant Parties. Tenant shall also reimburse Landlord the actual costs of cleanup, remediation, removal and restoration that are in any way related to any matter covered by the foregoing indemnity. Tenant’s obligations under this Section survive the expiration or termination of the Lease.

ARTICLE 17. UTILITIES

17.1    Payment by Tenant. Tenant, from the earlier of the time it first enters the Premises for the purpose of setting fixtures, or from the commencement of this Lease, and throughout the Term, shall pay all actual charges including connection fees for water, gas, heat, sewer, power, cable, telephone cabling and services and any other utility supplied to or consumed in or on the Premises. Tenant shall not allow refuse, garbage or trash to accumulate outside of the Premises except on the day of scheduled scavenger pick-up services, and then only in areas designated for that purpose by Landlord. Landlord shall not be responsible or liable for any interruption or failure in utility, refuse or telecommunication services, nor shall such interruption or failure affect the continuation or validity of this Lease. Notwithstanding the foregoing, if there is any such interruption in electrical services (1) that materially impairs Tenant’s use of or access to the Premises (or portion thereof) or Complex parking and Tenant does not use the Premises (or portion thereof), (2) that was caused solely by the negligence of Landlord and not as a result of any act or omission or Tenant or any other party or the utility company providing such service, and (3) continues for three (3) consecutive business days after Landlord’s receipt of notice of such interruption (a “Material Interruption”), then Minimum Monthly Rent and Additional Rent shall abate in proportion that the rentable area of the affected portion of the Premises so impaired and not used by Tenant bears to the rentable area of the Premises until such service is restored, except that if the Material Interruption is caused by a casualty or condemnation, then the abatement provided under this Section 17.1 will not be applicable and the rights and remedies of the Parties will be governed by the applicable provisions of Article 12 or Article 20 of this Lease.

17.2    Separate Meters. Separate meters are available at the Premises for existing utility services, except for water and sewer which may be covered under one meter for both Buildings containing the Premises. Tenant shall make payments, when due, directly to the utility involved.

ARTICLE 18. ALTERATIONS

18.1    Consent of Landlord; Ownership. Tenant shall not make or allow alterations, additions or improvements, including any that result in increased telecommunication demands or require the addition of new conduit, communication or computer wires, cables or related devises or expand the number of telephone or communication lines dedicated to the Premises by the Building’s telecommunication design, (“Alterations”) to the Premises without the prior written consent of Landlord. Tenant may not make any Alterations that affect structural elements of the Building. Upon expiration or termination of this Lease, any Alterations except trade fixtures shall become a part of the realty and belong to Landlord. Except as otherwise provided in this Lease, Tenant shall have the right to remove its trade fixtures placed upon the Premises provided that Tenant restores the Premises as indicated below.

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Notwithstanding the foregoing Landlord’s consent shall not be required for an Alteration to the interior of the Premises that complies with the following requirements: (a) is cosmetic in nature such as painting or carpet, (b) does not affect the roof or any area outside of the Premises; (c) does not affect the structural parts of any Building or electrical, plumbing, HVAC, mechanical, sprinkler or other life safety system in any Building; and (d) costs less than $50,000.00 in the aggregate for all of such Alterations during a calendar year (herein referred to as “Minor Alteration”). Tenant shall provide Landlord with prior written notice of any Minor Alteration that requires a building permit.

18.2    Requirements. Landlord may condition its consent for any Alterations upon Tenant complying at its sole cost and expense with reasonable conditions and requirements, including the preparation of all construction plans, drawings and specifications for approval by Landlord; the use of contractors and subcontractors approved by Landlord; and the delivery to Landlord of duplicate originals of all as-built drawings. Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to obtain or provide any completion bond in connection with any construction, alteration or improvement work performed by Tenant or on Tenant’s behalf; however, the benefit shall only be applicable to the original party signing this Lease as Tenant and any successor of Tenant through a Permitted Transfer, but not to any assignee, sublesseee or other transferee under a Transfer. Tenant shall obtain all necessary permits as its sole obligation and expense, and strictly comply with the following requirements:

(a) Following approval by Landlord of Alterations, Tenant shall give Landlord at least ten days’ prior Notice of commencement of work in the Premises so that Landlord may post notices of non-responsibility in or upon the Premises as provided by law;

(b) The Alterations (including any Minor Alteration) must use materials of at least equal quality to Tenant Improvements at the Commencement Date, and must be performed in compliance with all laws, ordinances, rules and regulation now or hereafter in effect and in a manner such that they will not interfere with the quiet enjoyment of the other tenants in the Complex; and

(c) All costs and expenses incurred by Landlord in altering, repairing or replacing any portion of the Premises, Building or Complex in connection with approving any Alterations shall be paid solely by Tenant to Landlord prior to commencing any Alterations.

18.3    Liens. Tenant will keep the Premises and the Complex free from any liens arising out of any Alterations done by Tenant. If a mechanic’s or other lien is filed against the Premises, Building or Complex through Tenant, Landlord may demand that Tenant furnish a satisfactory lien release bond of one hundred fifty percent of the amount of the contested lien claim. Such bond must be posted ten days after Notice from Landlord. In addition, Landlord may require Tenant to pay Landlord’s attorneys’ fees and costs in participating in any action contesting such lien, or the foreclosure thereof, if Landlord elects to do so. Landlord may pay the claim prior to the enforcement thereof, in which event Tenant shall reimburse Landlord in full, including attorneys’ fees, for any such expense, as Additional Rent, with the next due Rent payment.

18.4    Tenant’s Right to Install Security System. If Tenant wishes to establish or install any automated and/or non-automated security system in, on or about the Premises in addition to or as a replacement of the security system existing in the Premises as of the Delivery Date, Tenant shall first notify Landlord of Tenant’s plan for any such system, and such plan shall be subject to the review and reasonable approval of Landlord. Such systems must not adversely affect or impair any fire or sprinkler alarm or other life safety system that may be in the Premises or any structural portions of a Building. If Landlord approves any such plan and Tenant establishes or installs any automated and/or non-automated security system in, on or about the Premises, and should such system adversely affect the Premises or the Building or any fire or sprinkler alarm or other life safety system, Landlord shall subsequently have the right to review Tenant’s security system from time to time and require Tenant to make reasonable changes in personnel and/or equipment. Tenant shall make such requested changes within a reasonable time thereafter.

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ARTICLE 19. MAINTENANCE AND REPAIRS

19.1    Obligations of Landlord and Tenant. Subject to Landlord’s repair and maintenance obligations under this Lease, at Tenant’s cost and expense, Tenant shall maintain the Premises in good condition and repair including all necessary replacements. Tenant shall maintain the appearance of the Premises in a manner consistent with the character, use and appearance of the Complex. Subject to Tenant’s repair and maintenance obligations under this Lease, Landlord will make all necessary repairs, maintenance and replacement of the foundation, roof and structural parts of the Building. Landlord shall pay the costs thereof and Tenant shall reimburse Landlord for Tenant’s Pro Rata Share of such costs, including amortization of Capital Costs, within ten days of receipt of billing, to the extent required under this Lease. At its expense, Tenant shall maintain all utilities, fixtures and mechanical equipment within, or otherwise serving, the Premises in good order, condition and repair. In the case of equipment installed by Landlord for Tenant, or installed by Tenant to be the property of Landlord, such as heating, ventilating and air conditioning equipment, or other mechanical equipment, at its expense, Tenant shall maintain a service contract for its regular maintenance with a service company acceptable to Landlord. Tenant shall not place anything on the roof or penetrate the roof without the consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

19.2    HVAC System. Notwithstanding the provisions of Section 19.1, Landlord may elect at any time upon Notice to Tenant to perform the maintenance of the heating, ventilating and air conditioning system (hereinafter “HVAC”) for the account of Tenant. In such event, Tenant shall pay as Additional Rent the full cost of the maintenance contract for the Premises HVAC within ten days of receipt of billing from Landlord, as well as for costs of necessary repair or replacement of parts, in the reasonable judgment of Landlord. Landlord may, at its option, elect to have the HVAC in the Premises maintained in common with other equipment in the Complex. If so, Tenant shall pay its Pro Rata Share of the maintenance costs.

The maintenance contract on the HVAC, extended warranties and any repairs and replacements not covered by the maintenance contract or warranty shall be included in the charges allocated to Tenant. Landlord may elect to replace the HVAC system, if necessary, and in such event the cost thereof shall be treated as provided in Article 6. Tenant shall pay as Additional Rent to Landlord, within ten days after receipt of billing, its pro rata share of such amortization, established on an equitable basis as set forth in the prior paragraph.

19.3    Waiver. Tenant waives all rights it may have under law or at equity to make repairs or to perform any obligation of Landlord arising under this Lease and deduct or offset such expense against any rent due Landlord under this Lease. However, if Landlord fails to perform its obligations under Section 19.1 within thirty (30) days after Landlord’s receipt of written notice from Tenant specifying where Landlord has failed to perform such obligation (unless the nature of the work is such that more than thirty (30) days are required for performance and Landlord has commenced and is proceeding with due diligence to complete such work), then Tenant may perform such work and bill Landlord for the reasonable cost thereof, which Landlord will pay to Tenant within thirty (30) days after receipt of such request for payment and reasonable supporting documentation.

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ARTICLE 20. CONDEMNATION

20.1    Definitions.

(a) “Condemnation” means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor and/or (ii) a voluntary sale by Landlord to a Condemnor, under threat of Condemnation or while legal proceedings for Condemnation are pending.

(b) “Date of Taking” means the date the condemnor has the right to possession of the property being condemned.

(c) “Award” means all compensation, sums or anything of value awarded, paid or received on a total or partial condemnation.

(d) “Condemnor” means any person or entity having the power of condemnation.

20.2    Total Taking. If the Premises are totally taken by condemnation, this Lease shall terminate on the Date of Taking.

20.3    Partial Taking; Common Area.

(a) If a portion of the Premises is taken by condemnation, this Lease shall remain in effect, except that Tenant can elect to terminate this Lease if ten percent (10%) or more of the total number of square feet in the Premises is taken.

(b) If any part of the Common Area of the Complex is taken by condemnation, this Lease shall remain in full force and effect so long as there is no material interference with the access to the Premises, except that if thirty-five percent (35%) or more of the Common Area is taken by condemnation, either party shall have the election to terminate this Lease pursuant to this Section.

(c) If thirty percent (30%) or more of the Building in which the Premises are located is taken, Landlord shall have the election to terminate this Lease in the manner prescribed herein.

20.4    Termination or Abatement. If either party elects to terminate this Lease under the provisions of Section 20.3 (such party is hereinafter referred to as the “Terminating Party”), it must terminate by giving Notice to the other party (the “Nonterminating Party”) within 30 days after the nature and extent of the taking have been determined (the “Decision Period”). The Terminating Party shall notify the Nonterminating Party of the date of termination, which date shall not be earlier than sixty days after the Terminating Party given Notice of its election to terminate nor later than the date of taking. If Notice of Termination is not given within the Decision Period, the Lease shall continue in full force and effect. The Minimum Monthly Rent shall be computed as the Minimum Monthly Rent in effect prior to the taking times a fraction of which the numerator is the number of square feet taken remaining in the Premises and the denominator is the number of square feet in the Premises prior to the taking.

20.5    Restoration. If there is a partial taking of the Premises and this Lease remains in full force and effect, Landlord shall make all necessary restoration so that the Premises is returned as near as practical to its condition immediately prior to the taking, but in no event shall Landlord be obligated to expend more for such restoration than the extent of funds actually paid to Landlord by the condemnor.

20.6    Award. Any award arising from the condemnation or the settlement thereof shall belong and be paid to Landlord, including any award for the leasehold value. Tenant may seek a separate award for Tenant’s trade fixtures, tangible personal property and relocation expenses, if specified in the award by the condemning authority and so long as it does not reduce Landlord’s award.

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ARTICLE 21. PARKING

21.1    Parking. There currently exists surface parking in the Common Area outside of the Building for parking of automobiles. As part of Landlord’s obligation to maintain the Common Area, Landlord shall maintain such parking areas. Tenant, its employees, customers and invitees shall have the right to park in the parking areas at no additional charge (other than Tenant’s obligation to pay its pro rata share of applicable Common Area Costs, Taxes and insurance). In the event that the parking area is renovated or replaced, in whole or in part, Landlord shall have the right to relocate Tenant’s parking privileges to other parking facilities on a temporary basis. If only a portion of the parking area is renovated or replaced, during such temporary period of renovation or replacement Landlord shall also have the right to temporarily relocate Tenant’s parking privileges within other parking areas in the Complex, either by allocating different parking spaces to Tenant, re-striping the parking areas within the parking area or by any other reasonable means, provided however, such replacement parking shall be well lit during evening hours, and be in reasonable proximity to the Premises.

21.2    Parking Rules. Tenant shall at all times comply with all applicable ordinances, rules, regulations, codes, laws, statutes and requirements of all federal, state, county and municipal governmental bodies or their subdivisions respecting the use of the parking areas. Landlord reserves the right to adopt from time to time, modify and enforce reasonable rules governing the use of the parking areas including any key-card, sticker or other identification or entrance system and hours of operation; provided, however, that Tenant shall always have the right to use the Parking Facility twenty-four (24) hours a day, seven (7) days a week, every day of the year.

21.3    Maintenance and Repairs. Landlord reserves the right to close all or any portion of the parking areas (i) in order to make repairs or perform maintenance services or to alter, modify, re-stripe or renovate the parking areas or (ii) if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond Landlord’s reasonable control; provided, however, that in any such instance Landlord shall be required to provide adequate substitute parking reasonably proximate to the Premises and reasonably satisfactory to Tenant.

ARTICLE 22. ENTRY BY LANDLORD

Tenant shall permit Landlord and any mortgagee under a mortgage or beneficiary under a deed of trust encumbering the Building and their agents (each a “Lender”) to enter the Premises at all reasonable times, on no less than twenty four (24) hours notice, except in cases of an emergency, for the purpose of (a) inspecting them, (b) maintaining the Building, (c) making repairs, replacements, alterations or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required, (d) posting notices of non-responsibility for alterations, additions or repairs, (e) placing upon the Building any usual or ordinary “for sale” signs and showing the space to prospective purchasers, investors and lenders, or (f) placing on the Premises “to lease” signs or marketing and showing the Premises to prospective tenants at any time Tenant is in default hereunder (after Notice and the expiration of the applicable cure period) or otherwise within 180 days prior to the expiration of this Lease, without any rebate of Rent (except as otherwise provided in the Lease) and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned, provided Tenant’s ability to use the Premises is not unreasonably disturbed and such access is scheduled to prevent as little inconvenience to Tenant as commercially reasonable.

Tenant may designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord may not enter such Secured Areas except in the case of emergency or in the event of a Landlord inspection or repairs, in which case Landlord shall provide Tenant with ten (10) days prior written notice of the specific date and time of such Landlord inspection.

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ARTICLE 23. SIGNS

Tenant shall not place on the Premises or Complex any exterior signs or advertisements nor any interior signs or advertisements that are visible from the exterior of the Premises, without Landlord’s prior written consent. However, Tenant may have an illuminated sign on the Building (to the extent permitted by all applicable laws) and a monument sign outside the Building with each such sign identifying Tenant’s name, provided, that Tenant obtains all governmental approvals and all such signage complies with all applicable laws and ordinances and is otherwise approved in writing by Landlord. Tenant shall be solely responsible for obtaining all governmental approvals in connection with such signage. The cost of installation and maintenance of any approved signs shall be at the sole expense of Tenant and Tenant will be solely responsible for the repair and maintenance of such signs. At the end of the Term, Tenant shall remove all its signs and damage caused by the removal shall be repaired at Tenant’s expense.

ARTICLE 24. DEFAULT

24.1    Tenant Default. The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant:

(a) Any failure by Tenant to pay when due the Rent or any other required payment within five (5) days after written Notice from Landlord;

(b) Tenant’s failure to observe or perform any Lease provision where such failure continues for thirty (30) days after Notice thereof to Tenant; provided, if the nature of the default is such that it cannot reasonably be cured within the thirty (30) day period, Tenant shall not be deemed in default if, in the thirty (30) day period, Tenant commences to cure and thereafter diligently prosecute the cure to completion;

(c) If at any time during the Term there shall be filed by or against Tenant a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property and the same is not dismissed within sixty (60) days, or if a receiver or trustee takes possession of any of the assets of Tenant, or if the leasehold interest herein passes to a receiver, or if Tenant makes an assignment for the benefit of creditors;

(d) Any attempted Transfer in violation of Article 7 after Tenant’s failure to cure the same after thirty (30) days prior written Notice; or

(e) Tenant abandons the Premises and fails to comply with all of the terms and conditions herein.

24.2    Landlord Default. Landlord shall be in default if it fails to observe or perform any of the covenants, conditions or provisions of this Lease for a period longer than 30 days after Notice from Tenant; provided, however, that if more than 30 days is required for performance, Landlord shall not be in default if it commences performance within 30 days of Tenant’s Notice and thereafter completes such performance diligently and within a reasonable time.

ARTICLE 25. REMEDIES UPON DEFAULT

25.1    Termination and Damages. In the event of any Tenant default (after written Notice and the expiration of the applicable cure period under Section 24.1 above), in addition to any other remedies available to Landlord herein or at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Notice of such intention to terminate. If Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

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(a) The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss Tenant proves could have been reasonably avoided. As used in subsections 25.1(a) and (b) the “worth at the time of award” is computed by including interest at ten percent per annum; plus

(c) The worth at the time of award (computed by discounting such amount at the discount rate at the time of award of the Federal Reserve Bank for the State plus one percent) of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(d) Any other amount reasonably necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease; and

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable State law.

25.2    Personal Property. In the event of default by Tenant (after written Notice and the expiration of the applicable cure period under Section 24.1 above), Landlord shall have the right, with or without terminating this Lease, to reenter the Premises and remove all persons and property from the Premises. Such property may be stored in a public warehouse at the cost of and for the account of Tenant.

25.3    Recovery of Rent; Reletting.

(a) In the event of the abandonment (as defined by law) of the Premises by Tenant or if Landlord elects to either reenter as provided in Section 25.2 or take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Section 25.1, this Lease shall continue in effect, and Landlord may enforce all its rights and remedies under this Lease, including Landlord’s right from time to time, without terminating this Lease, to either recover all Rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such Rent and upon such other terms and conditions as Landlord, in its sole discretion may deem reasonably advisable with the right to make alterations and repairs to the Premises. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiation of Landlord or other legal proceeding granting Landlord or its agent possession to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.

(b) If Landlord elects to relet, the Rent received by Landlord from reletting shall be applied in the following order: (1) to the payment of any indebtedness other than Rent due hereunder from Tenant; (2) to the payment of any reasonable cost of reletting, including brokerage fees; (3) to the reasonable payment of the actual cost of any alterations and repairs to the Premises; (4) to the payment of Rent due and unpaid hereunder; and (5) any residue shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. If the portion of Rent received under clause (b) (4) is less than the Rent payable during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord immediately upon demand. Tenant shall also pay to Landlord when ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the Rents received from such reletting.

(c) No reentry or taking possession of the Premises or any other action under this Section shall be construed as an election to terminate this Lease unless a Notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default (after written Notice and the expiration of the applicable cure period under Section 24.1 above).

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(d) Landlord has the remedy described in California Civil Code (“Code”) Section 1951.4 (Landlord may continue Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations).

25.4    No Waiver. Efforts by Landlord to mitigate the damages caused by Tenant’s default in this Lease shall not constitute a waiver of Landlord’s right to recover damages hereunder (except to the extent of the mitigation).

25.5    Curing Defaults. If Tenant fails to repair, maintain, keep clean, or service any of the Premises or fails to perform any other Lease obligation, then after having given Tenant reasonable Notice of any failure and a reasonable opportunity to remedy the failure, which in no case shall be less than thirty (30) days, Landlord may enter upon the Premises and perform or contract for the performance of the repair, maintenance, or other Tenant obligation, and Tenant shall pay Landlord as Additional Rent all reasonable, out of pocket costs incurred in connection therewith within ten days of receiving a bill therefor from Landlord.

25.6    Cumulative Remedies. The various rights, options, election powers, and remedies of Landlord contained in this Article and elsewhere in this Lease are cumulative. None of them is exclusive of any others or of any legal or equitable remedy that Landlord might otherwise have in the event of breach or default, and the exercise of one right or remedy by Landlord will not in any way impair its right to any other right or remedy.

ARTICLE 26. FORFEITURE OF PROPERTY

Tenant agrees that as of the date of termination of this Lease or repossession of the Premises by Landlord, by way of default or otherwise, Tenant shall remove all personal property in accordance with applicable law. Notwithstanding anything to the contrary in this Lease, all articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant in the Premises shall remain the property of Tenant and may be removed by Tenant at any time during the Term of this. Tenant shall remove all of its effects from the Premises upon the expiration or earlier termination of this Lease.

ARTICLE 27. SURRENDER OF LEASE

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work as a merger. At the election of Landlord, it shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies. Tenant shall return the Premises to Landlord at the expiration or earlier termination of this Lease in good and sanitary order, condition and repair, free of rubble and debris, broom clean, reasonable casualty, and wear and tear excepted. At the time Tenant requests Landlord’s consent to the construction or installation of any Alteration, Tenant may also request in writing whether Landlord will require all or portions of such Alteration to be removed by Tenant at the expiration or earlier termination of this Lease and Landlord shall advise Tenant at the time it provides its consent (if consent is granted by Landlord) whether all or any part of such Alteration must be removed, in which case Tenant will only have to remove the Alteration that Landlord so advised Tenant would have to be removed by Tenant. If Tenant does not make such request, then Tenant shall ascertain from Landlord at least 30 days prior to the termination of this Lease, whether Landlord desires the Premises, or any part thereof, restored to its condition prior to the making of Alterations, installations and improvements, and if Landlord shall so desire, then Tenant shall forthwith restore said Premises or the designated portions thereof, as the case may be, to its original condition, entirely at its own expense, excepting normal wear and tear. All damage to the Premises caused by the removal of trade fixtures and personal property that Tenant is permitted to remove under the terms of this Lease shall be promptly repaired by Tenant at its sole cost and expense, wear and tear excepted.

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ARTICLE 28. LANDLORD’S EXCULPATION

In the event of default, breach, or violation by Landlord or Landlord Parties of any of Landlord’s obligations under this Lease, Landlord’s liability to Tenant shall be limited to its ownership interest in the Building (which interest shall include all rents and profits, and all proceeds from the sale of the Building, all insurance awards, and all condemnation awards) or the proceeds of a public sale of such interest pursuant to foreclosure of a judgment against Landlord. Landlord shall not be personally liable for any deficiency beyond its interest in the Building.

ARTICLE 29. NOTICES

All notices required or permitted to be given under this Lease (“Notice”), shall be in writing and shall be given or made to the respective party at the address or number set forth in Sections 1.2 and 1.3 of this Lease by (i) personal service; (ii) mailing by registered or certified mail, return receipt requested, postage prepaid; or (iii) reputable courier which provides written evidence of delivery. Either Party may change its address for Notice by a Notice sent to the other. Each Notice shall be deemed given or made upon the actual receipt or refusal to receive said Notice.

ARTICLE 30. SUBORDINATION

30.1    Priority of Encumbrances. This Lease shall be subordinate to any ground lease, first mortgage, or first deed of trust now existing or hereafter placed upon the real property of which the Premises are a part (each a “Security Instrument”) and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default (beyond Notice and the expiration of the applicable cure period under this Lease) and so long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If a Lender or ground lessor gives Tenant Notice of its election to have this Lease prior to the lien of its Security Instrument, this Lease shall be deemed prior to such Security Instrument, whether this Lease is dated prior or subsequent to the date of said Security Instrument or the date of recording thereof. With respect to a subordination to any Security Instrument hereafter placed on the Complex, Tenant’s agreement to such subordination is conditioned upon the holder or servicer of such future Security Instrument issuance of a commercially reasonable subordination, not-disturbance and attornment agreement (“SNDA”).

Landlord agrees to use its commercially reasonable efforts to obtain a SNDA from the holder or servicer of the existing Security Instrument encumbering the Complex as of the date of this Lease, but Landlord shall not be obligated to pay any fee or charge or other expense in connection therewith. Obtaining the SNDA from such existing holder or servicer is not a condition precedent or subsequent to this Lease, nor a breach of Landlord’s obligation. The failure of such holder or servicer to issue such SNDA shall not relieve Tenant of any of its obligations under the Lease.

30.2    Execution of Documents. Subject to Section 30.1, Tenant agrees that no documentation other than this Lease is required to evidence such subordination, however, Tenant agrees to execute any commercially reasonable documents required to effectuate such subordination and any attornment or to make this Lease prior to the lien of any Security Instrument, as the case may be. Tenant agrees that its failure to execute these documents may cause Landlord serious financial damage by causing the failure of a financing or sale transaction.

30.3    Attornment. If a Lender or ground lessor enforces its remedies provided by law or under the pertinent Security Instrument and succeeds to Landlord’s interest in the Premises (a “Successor-in-Interest”), Tenant shall, upon request of any Successor-in-Interest, automatically become the tenant of said Successor-in-Interest without change in the terms or other provisions of this Lease. The Successor-in-Interest shall not be (i)

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bound by any payment of Rent for more than 30 days in advance; (ii) bound by any modification or amendment of this Lease to shorten the term or decrease the Minimum Monthly Rent without the consent of the Lender or ground lessor; (iii) liable for any act or omission of Landlord or any previous landlord except for any continuing defaults by the successor in interest as the “Landlord” under this Lease from and after the date the successor in interest acquires the Complex for which such successor has received prior written notice of such obligation; (v) subject to any offset, defense, recoupment or counterclaim that Tenant may against Landlord or any previous landlord; or (vi) liable for any deposit that Tenant may have with respect to Landlord or previous landlord that has not been transferred to the Successor-in-Interest. Within twenty (20) days after Notice of a request by Successor-in-Interest, Tenant shall deliver an executed commercially reasonable attornment agreement in a form required by such Successor-in-Interest.

ARTICLE 31. ESTOPPEL CERTIFICATES

31.1    Execution by Tenant. Within fifteen (15) days after receipt of Notice by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate acknowledging such facts regarding this Lease as Landlord may reasonably require, including that (i) this Lease is in full force and effect, binding and enforceable in accordance with its terms and unmodified (or if modified, specifying the written modification documents); (ii) to the best of Tenant’s current, actual knowledge, no default exists on the part of Landlord or Tenant under this Lease (or if a default is claimed, specifying such default); (iii) to the best of Tenant’s current, actual knowledge, there are no events which with the passage of time, or the giving of notice, or both, would create a default under this Lease (or if a default may occur, stating the possible default); (iv) whether Rent in excess of one month’s Rent has been paid in advance; (v) whether Tenant has sold, assigned, transferred, mortgaged or pledged this Lease or the Rent or has it received notice of same; (vi) whether Tenant has a defense, setoff, recoupment or counterclaim against Landlord, and (vi) such other matters as Landlord may reasonably request. Landlord, any Lender, or any prospective purchaser of the Building or Complex may rely upon such estoppel certificate. Failure to comply with this Article after an additional five (5) business days notice to Tenant shall be a breach of this Lease by Tenant giving Landlord all rights and remedies under Article 25 hereof. In lieu thereof, if Tenant fails to provide such estoppel certificate within five (5) business days after receipt of such second notice, then the information contained in the estoppel certificate delivered to Tenant for execution shall be deemed correct and binding against Tenant and may be relied upon by Landlord and any purchaser and lender.

31.2    Financing, Sale or Transfer. If Landlord desires to finance, refinance, sell, ground lease or otherwise transfer the Premises, Building or Complex, or any part thereof, Tenant agrees, within ten days after receipt of written request therefor by Landlord, to deliver to Landlord and to any lender or to any prospective buyer, ground lessor or other transferee designated by Landlord public financial statements (or other financial statement if Tenant is not a public company at the time) of Tenant and any parent company as may be reasonably required by such party. Such statements shall include the past three years’ financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

ARTICLE 32. LENDER PROTECTION

Tenant agrees to give any Lender, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been given Notice of the address of such Lender. Tenant agrees that if Landlord fails to cure the default within the time provided for in this Lease, Lender shall have an additional 30 days within which to cure the default or, if the default cannot be cured within that time, then such additional time as may be necessary if, within the 30 days, Lender has commenced and is diligently pursuing the remedies necessary to cure the default (including commencement of foreclosure proceedings, if necessary). This Lease shall not be terminated while such remedies are being pursued.

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ARTICLE 33. BANKRUPTCY

If at any time during the Term (1) there shall be filed by or against Tenant, in any court, pleadings to initiate a bankruptcy petition of any kind, or the appointment of a receiver or trustee of all or a portion of Tenant’s assets, or (2) if a receiver or trustee takes possession of any of the assets of Tenant, or if the leasehold interest herein passes to a receiver or trustee, or (3) if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with creditors (any of which are referred to herein as a “Bankruptcy Event”), then the following provisions shall apply:

(a) Any receiver, assignee for the benefit of creditors (“assignee”), trustee of any kind, or Tenant as debtor-in-possession (“debtor”) shall either expressly assume or reject this Lease within sixty days following the assignment to the Assignee or the filing of the pleading initiating the receivership or bankruptcy case. All such parties agree that they will not seek Court permission to extend such time for assumption or rejection. Failure to assume or reject in the time set forth herein shall mean that the Lease may be terminated at Landlord’s option.

(b) If the Lease is assumed by a debtor, receiver, assignee or trustee, such party shall immediately after such assumption (1) cure any default or provide adequate assurances that defaults will be promptly cured; (2) pay Landlord for actual pecuniary loss or provide adequate assurances that compensation will be made for such loss; and (3) provide adequate assurance of future performance.

(c) Where a default exists under the Lease, the party assuming the Lease may not require Landlord to provide services or supplies incidental to the Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of the Lease for such services and supplies provided before the assumption of such Lease.

(d) Landlord reserves all remedies available to Landlord in Article 26 or at law or in equity in respect of a Bankruptcy Event by Tenant, to the extent such remedies are permitted by law.

ARTICLE 34. MISCELLANEOUS PROVISIONS

34.1    Captions. The captions of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

34.2    Construction. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, the plural shall include the singular. Items following the terms “include” or “including” are descriptive only and not by way of limitation. All approvals and consents to be given by any party to the Lease are not to be unreasonably withheld, conditioned or delayed unless specifically indicated to the contrary in the Lease.

34.3    Modifications. This instrument contains all the agreements, conditions and representations made between the Parties and may only be modified by a written agreement signed by all of the Parties.

34.4    Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

34.5    No Offer. The preparation and submission of a draft of this Lease by either party to the other shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of the Lease itself until the Parties have fully executed a final document and an original signature document has been received by the Parties. Until such time as described in the previous sentence, either party is free to terminate negotiations with no obligation to the other.

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34.6    Light, Air and View. No diminution of light, air, or view by any structure, whether or not erected by Landlord, shall entitle Tenant to any reduction of Rent, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

34.7    Public Transportation Information. If required by law, Tenant shall establish and maintain a program to encourage maximum use of public transportation by Tenant personnel employed on the Premises. Tenant shall comply with all requirements of any local transportation management ordinance.

34.8    Rules and Regulations. Tenant will comply with all reasonable Rules and Regulations adopted and promulgated by Landlord and applicable to all tenants in the Building or Complex, provided the same do not conflict with the remaining provisions of this Lease. The “Rules and Regulations” concerning the Complex are attached hereto as Exhibit E. Landlord reserves the right to change the Rules and Regulations affecting the Complex, provided the same do not conflict with the remaining provisions of this Lease or unreasonably interfere with Tenant’s permitted use of the Premises set forth in Section 1.10. Landlord shall have no liability for violation of any Rules or Regulations by any other tenant in the Complex. All delivery and dispatch of supplies, fixtures, equipment and furniture shall be by means and during hours established by Landlord.

34.9    Joint and Several Liability. Should Tenant consist of more than one person or entity, they shall be jointly and severally liable on this Lease.

34.10    Survival. All obligations of Tenant or Landlord which may accrue or arise during the Term of this Lease or as a result of any act or omission of said party during the Term shall, to the extent they have not been fully performed, satisfied or discharged, survive the expiration or termination of this Lease.

34.11    Brokers. Landlord and Tenant each represent and warrant to the other party that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for it in connection with this Lease, except for the Broker identified in Article 1. Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any real estate broker or salesman, other than those identified in Article 1, whom the indemnifying party authorized or employed, or acted by implication to authorize or employ, to act for the indemnifying party in connection with this Lease.

34.12    Non-liability of Landlord. Except as otherwise expressly stated in this Lease, and only to the extent so stated, the consent or approval, whether express or implied, by Landlord in connection with any plan, specification, drawing, proposal, request, act, omission, notice or communication (collectively “act”) by or for, or prepared by or for, Tenant, shall not constitute a representation by Landlord, with respect to the completeness, sufficiency, efficacy, propriety, quality or legality of such act.

34.13    Attorneys’ Fees. In the event of litigation or arbitration between the Parties with respect to this Lease, then all costs and expenses, including all reasonable fees of appraisers, accountants, experts, consultants and attorneys (collectively “Professional Fees”) incurred by the prevailing party shall be paid by the other party.

34.14    Effect of Waiver. A party’s waiver of any breach of a Lease provision is not a waiver of such Lease provision or any subsequent breach of the same or any other term, covenant or condition of the Lease. Subsequent acceptance of Rent by Landlord is not a waiver of any preceding breach by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge the preceding breach at the time of acceptance of Rent.

34.15    Holding-Over. If Tenant remains in possession of the Premises after the expiration of the Term or the Extended Term as provided in Addendum No. 1 attached hereto, then such holding over shall be construed as a month-to-month tenancy, subject to all the conditions, provisions and obligations of this Lease (as applicable to a month-to-month tenancy) as existed during the last month of the Term, except the Minimum Monthly Rent shall be equal to one hundred twenty-five percent (125%) the Minimum Monthly Rent then payable. Such tenancy may be terminated by either party upon thirty (30) days’ Notice prior to the end of any monthly period. Any option or right to extend, renew or expand shall not be applicable. Landlord’s acceptance of Rent after such expiration or termination shall not constitute a holdover hereunder or result in a renewal of this Lease.

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34.16    Binding Effect. The covenants and conditions of this Lease, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns the Parties.

34.17    Time of the Essence. Time is of the essence of this Lease.

34.18    Release of Landlord. If Landlord sells its interest in the Building or Complex, then from and after the effective date of the sale or conveyance, Landlord shall be released and discharged from any and all obligations and responsibilities under this Lease arising after said date, except those already accrued.

34.19    Intentionally Omitted.

34.20    Waiver by Tenant. The Parties have negotiated numerous provisions of this Lease, some of which are covered by statute. Whenever a provision of this Lease and a provision of any statute or other law cover the same matter, the provisions of this Lease shall control. Therefore, Tenant waives (for itself and all persons claiming under Tenant) the provisions of Code Sections 1932(2) and 1933(4) with respect to the destruction of the Premises; Code Sections 1941 and 1942 with respect to Landlord’s repair duties and Tenant’s right to repair; Code Section 3275 and CCP Section 1179 relating to rights of redemption; and CCP Section 1265.130, allowing either party a Court petition to terminate this Lease in the event of a partial taking of the Premises by condemnation. This waiver applies to future statutes enacted in addition to or in substitution for the statutes specified.

34.21    Waiver of Jury Trial. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the Parties against the other on any matters whatsoever arising out of this Lease, or any other claims.

34.22    Authorization. If Tenant is a corporation, partnership or limited liability company, each person executing this Lease on behalf of such entity represents and warrants (i) that he or she is duly authorized to execute this Lease on behalf of such entity, (a) if a corporation, in accordance with either a duly adopted resolution of its Board of Directors or its Bylaws; (b) if a partnership, in accordance with its partnership agreement; or (c) if a limited liability company, in accordance with its limited liability company agreement and (ii) that this Lease is binding upon Tenant in accordance with its terms.

34.23    Conversion to a Limited Liability Entity. If Tenant is a partnership (either general or limited), joint venture, cotenancy, joint tenancy or an individual, Tenant may not convert (the “Conversion”) the Tenant entity or person into any type of entity which possesses the characteristic of limited liability such as, by way of example only, a corporation, a limited liability company, limited liability partnership or limited liability limited partnership (a “Limited Entity”) without the consent of Landlord, subject to fulfillment of the conditions below. The following are conditions precedent to Landlord’s obligation to act reasonably with respect to a Conversion to a Limited Entity: (i) the Limited Entity assumes all of Tenant’s liabilities and is assigned all of Tenant’s assets as of the effective date of the Conversion; (ii) as of the effective date of the Conversion, the Limited Entity shall have a net worth (“Net Worth”), which is not less than either (a) Tenant’s Net Worth on the date of execution of the Lease or (b) Tenant’s Net Worth as of the date Tenant requests consent to the Conversion; (iii) Tenant is not in default under the Lease; (iv) Tenant delivers to Landlord a satisfactory agreement, executed by each equity interest holder of Tenant, wherein each agrees to remain personally liable for all of the terms, covenants and conditions of the Lease; and (v) Tenant reimburses Landlord within ten days of Landlord’s written demand for any and all reasonable costs and expenses that may be incurred by Landlord in connection with the Conversion including, without limitation, reasonable attorneys’ fees (such costs not to exceed One Thousand Five Hundred Dollars ($1,500.00).

[the balance of this page has been intentionally left blank; signature page follows]

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In Witness Whereof, the Parties have executed this Lease as of the date first written above.

“Landlord” BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation	Tenant” CENTILLIUM COMMUNICATIONS, INC., a Delaware corporation

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

FOR OFFICE USE ONLY:

PREPARED BY:

REVIEWED BY:

APPROVED BY:

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APPENDIX

Index to Defined Terms

Term	Section No.

Advance Rent	Section 1.8 (B)
Alterations	Section 18.1
Award	Section 20.1 (c)
Bankruptcy Event	Article 33
Broker	Section 1.15
Building	Section 1.5
Capital Costs	Section 6.1 (d)
CCP	Article 13
CC&Rs	Section 1.13
Claims	Section 11.3
Commencement Date	Section 3.1
Common Area	Section 6.1 (a)
Common Area Costs	Section 6.1 (b)
Complex	Section 1.6
Complex Insurance Premium	Section 8.4
Condemnation	Section 20.1 (a)
Condemnor	Section 20.1 (d)
Construction Budget	Section 3 of Exhibit C
Construction Costs	Section 3 of Exhibit C
Construction Plans	Section 3 of Exhibit C
Conversion	Section 34.23
Code	Section 25.4 (d)
Date of Taking	Section 20.1 (b)
Decision Period	Section 20.4
Environmental Laws	Section 16.3 (a) (i)
Estimated Commencement Date	Section 1.7 (A)
Force Majeure Delay	Section 3 of Exhibit C
Hazardous Materials	Section 16.3 (a) (ii)
HVAC	Section 19.2
Initial Pro Rata %	Section 1.11
Landlord	Section 1.2
Landlord’s Allowance	Section 1.12
Landlord Parties	Section 2.1
Laws and Regulations	Section 16.1
Lease	Introduction
Lender	Article 22
Limited Entity	Section 34.23
Loss Date	Section 12.1
Losses	Section 16.3 (a) (iii)
Management Fee	Section 1.14

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Term	Section No.

Minimum Monthly Rent	Section 1.8 (A)
Net Worth	Section 34.23
Nonterminating Party	Section 20.4
Notice	Article 29
Parties	Introduction
Permitted Use	Section 1.11
Premises	Section 1.4
Pro Rata %	Section 6.1 (c)
Pro Rata Share	Section 6.3
Professional Fees	Section 34.13
Real Property Taxes	Section 5.1
Release	Section 16.3 (a) (iv)
Rent	Section 4.1
Rent Payment Address	Section 1.1
Rentable Area	Section 1.4
Restrictions	Section 2.2
Rules and Regulations	Section 34.8
Security Deposit	Section 1.9
Security Instrument	Section 30.1
Space Plan	Section 3 of Exhibit C
State	Section 1.6
Successor-in-Interest	Section 30.3
Taxes	Section 5.1
Tenant	Section 1.3
Tenant Delay	Section 3 of Exhibit C
Tenant Improvements	Section 3 of Exhibit C
Tenant Parties	Section 2.1
Term	Section 1.7
Terminating Party	Section 20.4
Transfer	Section 7.1
Transfer Agreement	Section 7.2
Transfer Date	Section 7.2
Transfer Notice	Section 7.2
Transferee	Section 7.2
Transferor	Section 7.4
Uninsured Property Loss	Section 12.1

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ADDENDUM No. 1

OPTION TO EXTEND THE TERM-NEGOTIATED RENTAL-

THREE ARBITRATORS

1.    Notice of Exercise. Tenant shall have the right to extend the initial Term hereof for one (1) additional period of five (5) years upon the same terms and conditions as stated herein, except that (a) Minimum Monthly Rent shall be established as provided in this Addendum, (b) any allowance, work, free rent or other concession that may have been provided in connection with the commencement of the initial Term will not be applicable, and (c) Tenant shall not have further option or right to extend. Such extension is herein referred to as the “Extended Term.” Tenant must exercise its right, if at all, by written Notice (the “Notice of Exercise”) to Landlord not less than two hundred seventy (270) nor more than three hundred sixty-five (365) days prior to the expiration of the initial Term hereof, provided that Tenant is not in default (after Notice and the expiration of the applicable cure period) of any of the provisions of this Lease at the time of the Notice of Exercise.

2.    Option is Personal to Tenant. The option to extend granted herein is personal to the original Tenant executing this Lease and any transferee of a Permitted Transfer, and notwithstanding anything to the contrary contained in the Lease, the rights contained in this Addendum are not assignable or transferable by such original Tenant. Landlord grants the rights contained herein to Tenant in consideration of Tenant’s strict compliance with the provisions hereof, including, without limitation, the manner of exercise of this option.

3.    Fair Market Rent. If Tenant exercises the right to extend the term then the Minimum Monthly Rent shall be adjusted to equal the greater of (i) ninety-five percent (95%) of the Fair Market Rent for the Premises as of the date of the determination of the Fair Market Rent under this Addendum, pursuant to the procedures hereinafter set forth, or (ii) Minimum Monthly Rent in effect immediately prior to the commencement of the Extended Term. The Fair Market Rent evaluation may include provision for further rent adjustment during the Extended Term, if such adjustments are commonly required in the market place for similar types of leases.

4.    Determination of Fair Market Rent. For purposes of this Lease, the term “Fair Market Rent” shall mean the minimum monthly rent generally applicable to triple net commercial leases of comparable size, age, quality of the Premises in the Fremont, California location determined projected as of the first day of the Extension Period by giving due consideration for the quality of the Building and improvements therein (including the quality of the then existing improvements in the Premises), the quality for credit tenants, for a term comparable to the Extension Period at the time the commencement of the Extension Period is scheduled to commence, without any deduction for amortization of tenant improvements or commissions not incurred by Landlord, and otherwise subject to the terms and conditions of this Lease that will be applicable during the Extension Period

5.    Determination. Landlord shall provide written notice of the Fair Market Rent amount within thirty (30) days after Landlord’s receipt of the Notice of Exercise. Tenant shall have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the new rental within which to accept such rental or to reasonably object thereto in writing. In the event Tenant objects, Landlord and Tenant shall attempt to agree upon such Fair Market Rent using their good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rent and such determination shall be submitted to arbitration as provided below. Failure of Tenant to so elect in writing within Tenant’s Review Period shall conclusively be deemed its disapproval of the Fair Market Rent determined by Landlord.

6.    Arbitration. In the event that Landlord fails to timely generate the initial written notice of Landlord’s opinion of the Fair Market Rent, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have thirty (30 days (“Landlord’s Review Period”) after receipt of Tenant’s

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notice of the new rental within which to accept such rental. In the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Rent using their good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord’s Review Period (which shall be, in such event, the “Outside Agreement Date” in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to the Fair Market Rent and such determination shall be submitted to arbitration as provided below.

(i) Within ten (10) business days after the applicable Outside Agreement Date, Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate appraiser, lawyer or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such designated arbitrator as to his or her opinion as to Fair Market Rent prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rent for the Premises is the closest to the actual Fair Market Rent for the Premises as determined by the arbitrator, taking into account the requirements of this Addendum. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, each of Landlord and Tenant may submit to the arbitrator, with a copy to the other party, within five (5) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of the Fair Market Rent (“FMR Data”) and the other party may submit a reply in writing within five (5) business days after receipt of such FMR Data.

(ii) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Rent and shall notify Landlord and Tenant of such determination. The arbitrator shall not state his own opinion of Fair Market Rent, but shall be strictly limited to the selection of either Landlord’s or Tenant’s Fair Market Rent determination. The Arbitrator shall have no right to propose a middle ground or any modification of either of the proposed valuations, and shall have no power to modify this Lease. The decision of the arbitrator shall be binding upon Landlord and Tenant except as provided below. If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Alameda County Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

(iii) The cost of the third party arbitrator shall be paid by Landlord and Tenant equally. Landlord and Tenant shall bear its own attorneys’ fees and other expenses.

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EXHIBIT A

LEGAL DESCRIPTION

REAL PROPERTY in the City of Fremont, County of Alameda, State of California, described as follows:

Lot 10, tract 4464, filed July 11, 2980, Book 120, Page 9, of Maps, Alameda County Records.

A.P. No. 519-1681-002

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EXHIBIT B

PLAN OF THE COMPLEX

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EXHIBIT B-1

FLOOR PLAN OF THE PREMISES

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EXHIBIT C

WORK LETTER FOR CONSTRUCTION OBLIGATIONS

This Exhibit C forms a part of that certain Business Park Net Lease (the “Lease”) by and between Bedford Property Investors, Inc., as Landlord, and Centillium Communications, Inc., as Tenant, to which this Exhibit is attached. If there is any conflict between this Exhibit and the Lease regarding the construction of the Tenant Improvements (hereinafter defined), this Exhibit shall govern. All capitalized terms referred to in this Exhibit shall have the same meaning provided in the Lease, except where expressly provided to the contrary in this Exhibit B.

ARTICLE 1 DEFINITIONS

1.    Additional Definitions. Each of the following terms shall have the following meaning:

Architect: The architectural firm selected by Tenant and approved by Landlord in its reasonable discretion to prepare the “Preliminary Plans” and “Final Plans” (as such terms are hereinafter defined).

Contractor: The general contractor selected by Tenant and approved by Landlord in its reasonable discretion to construct the Tenant Improvements. The general contractor must be licensed and bondable in the State of California. Tenant may request that Landlord approve three (3) or more Contractors prior to competitive bidding, in which case Tenant may select any one of the Contractors approved by Landlord.

Construction Contract: The construction contract to be entered into by Tenant and its Contractor in form, scope and substance satisfactory to Tenant and approved by Landlord in its good faith discretion.

Landlord’s Allowance: The total amount provided in Section 1.12 of the Lease to be paid by Landlord to Tenant as provided in for the Construction Costs for the Tenant Improvements as provided in Section 3.2 of this Exhibit.

Substantial Completion, Substantially Complete, and Substantially Completed (or similar phrase): The foregoing shall mean when the following have occurred or would have occurred but for any delay cause by Tenant:

(a) Tenant has delivered to Landlord a certificate from the Architect, in a form reasonably approved by Landlord, that the Tenant Improvements have been Substantially Completed substantially in accordance with the Final Plans, except “punch list” items which may be completed within thirty (30) days without impairing Tenant’s use of the Premises or a material portion thereof, and Landlord has approved of the work in its reasonable discretion; and

(b) Tenant has obtained from the appropriate governmental authority a final certificate of occupancy (or all building permits with all inspections approved or the equivalent) and all other approvals and permits for the Premises permitting occupancy and use of the Premises for its permitted use under the Lease.

Tenant Improvements: The improvements to be constructed in accordance with the Final Plans. Said work shall include architectural, mechanical and electrical work and life safety systems, and shall be in accordance with the criteria, procedures and schedules referred to in this Exhibit. The Tenant Improvements shall comply in all respects with all applicable laws, statutes, ordinances, building codes and regulations (collectively, “Applicable Laws”).

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Construction Costs: All costs, expenses, fees, taxes and charges to construct the Tenant Improvements, including, without limitation, the following:

(1) architects, engineers and consultants in the preparation of the Preliminary Plans and the Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects of such plans for the Tenant Improvements, and for processing governmental applications and applications for payment, observing construction of the work, and other customary engineering, architectural, interior design and space planning services;

(2) surveys, reports, environmental and other tests and investigations of the site and any improvements thereon;

(3) labor, materials, equipment and fixtures supplied by the Contractor, its subcontractors and/or materialmen, including, without limitation, charges for a job superintendent and project representative;

(4) the furnishing and installation of all heating, ventilation and air conditioning duct work, terminal boxes, distributing defusers and accessories required for completing the heating, ventilation and air-conditioning system in the Premises, including costs of meter and key control for after-hour usage;

(5) all electrical circuits, wiring, lighting fixtures, and tube outlets furnished and installed throughout the Premises, including costs of meter;

(6) all window and floor coverings in the Premises, including, without limitation, all treatment and preparatory work required for the installation of floor coverings over the concrete or other structural floor;

(7) all fire and life safety control systems, such as fire walls, wiring and accessories installed within the Building;

(8) all plumbing, fixtures, pipes and accessories installed within the Building;

(9) fees charged by the city and/or county where the Building is located (including, without limitation, fees for building permits and approvals and plan checks) required for the work in the Building;

(10) Supervision and administrative expenses;

(11) all taxes, fees, charges and levies by governmental and quasi-governmental agencies for authorization, approvals, licenses and permits; and all sales, use and excise taxes for the materials supplied and services rendered in connection with the installation and construction of the Tenant Improvements; and

(12) all costs and expenses incurred to comply with all Applicable Laws of any governmental authority for any work at the Project in order to construct the Tenant Improvements.

ARTICLE 2 CONSTRUCTION OF TENANT IMPROVEMENTS

2.1    Preparation of Plans.

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(a) Preliminary Plans. The preliminary plans prepared by Hoover Associates, a copy of which is attached as Exhibit B to the Lease (the “Preliminary Plans”). Landlord and Tenant approve of the Preliminary Plans.

(b) Final Plans. Tenant shall cause the Architect to prepare final working drawings, which shall be consistent with the Preliminary Plans, compatible with the design, construction and equipment of the Building, comply with all Applicable Laws, capable of logical measurement and construction, and contain all such information as may be required for obtaining all permits and other governmental approvals for the construction of the Tenant Improvements (the “Working Drawings”). As soon as is commercially reasonable after the Preliminary Plans are approved by the parties as provided above, Tenant shall submit two copies of the Working Drawings to Landlord for its review and approval in its good faith discretion. Within ten (10) days after receipt of the preliminary plans, Landlord shall notify Tenant in writing that (i) Landlord approves of such Working Drawings, or (ii) Landlord reasonably disapproves of such Working Drawings, the basis for disapproval and the changes requested by Landlord. Tenant shall cause the Working Drawings to be revised and shall submit the revised Working Drawings to Landlord for its review and approval as provided in this section. The Working Drawings approved in writing by the parties shall be referred to as the “Final Plans.”

(c) General. It is the responsibility of Tenant to assure that the Final Plans and the Tenant Improvements constructed thereunder conform to all of the Applicable Laws. Tenant shall submit to Landlord one (1) reproducible and four (4) prints of the Final Plans. Landlord shall not be entitled to any supervision or administrative fees in connection with the Tenant Improvements.

2.2    Selection and Approval of Certain Contractors. Any subcontractor performing any work on the life safety or alarm systems or work affecting the roof shall be subject to Landlord’s prior written approval in its reasonable discretion and Landlord may require the Tenant use Landlord’s contractor or a specific subcontractor for any such work provided the same charge competitive rates (as reasonably determined by Tenant in its sole, good faith and reasonable discretion) and are reasonably available. Landlord shall provide written notice of approval or disapproval within five (5) business days after Tenant’s request for such approval. The Construction Contract shall be subject to the prior written reasonable approval of Landlord and shall require, among other things, that the Contractor (a) obtain and deliver to Landlord evidence of insurance required by Landlord (which requirements shall be no more onerous than the requirement of Tenant hereunder), and (b) execute, obtain and deliver to Tenant lien waivers in the form required under Applicable Law from the Contractor and all of its subcontractors and suppliers, and (c) monthly progress payments, with a ten percent (10%) retention, and (d) such other documents as the lender under any deed of trust may require.

2.3    Information Provided by Landlord. Acceptance or approval of any plan, drawing or specification, including, without limitation, the Preliminary Plans and the Final Plans, by Landlord shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency of such plans and material, and Tenant shall be solely responsible therefor. Tenant agrees and understands that the review of all plans pursuant to the Lease or this Exhibit by Landlord is to protect the interests of Landlord in the Building, and Landlord shall not be the guarantor of, nor responsible for, the correctness, completeness or accuracy of any such plans or compliance of such plans with Applicable Laws. Any information that may have been furnished to Tenant by Landlord or others about the mechanical, electrical, structural, plumbing or geological (including soil and sub-soil) characteristics of the Building or Project (hereinafter referred to as the “Site Characteristics”) are for Tenant’s convenience only, and Landlord does not represent or warrant that the Site Characteristics are accurate, complete or correct or that the Site Characteristics are as indicated. Any information that has been furnished by Landlord to Tenant has been delivered on the expressed condition and understanding that Tenant will independently verify whether such information is accurate, complete or correct and not rely on such information provided by Landlord.

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2.4    No Responsibility of Landlord. Landlord’s approval of any plans, including, without limitation, the Preliminary Plans or the Final Plans, shall not: (i) constitute an opinion or agreement by Landlord that such plans and Tenant Improvements are in compliance with all Applicable Laws, (ii) impose any present or future liability on Landlord; (iii) constitute a waiver of Landlord’s rights hereunder or under the Lease or this Exhibit; (iv) impose on Landlord any responsibility for a design and/or construction defect or fault in the Tenant Improvements, or (v) constitute a representation or warranty regarding the accuracy, completeness or correctness thereof.

2.5    Actual Review Costs. Tenant shall not be required to pay to Landlord its actual costs incurred by its architect in reviewing and approving the Preliminary Plans, Working Drawings and Final Plans.

2.6    Changes. After approval of the Preliminary Plans or Final Plans by Landlord and Tenant, any changes in the Preliminary Plans or Final Plans shall require the prior written consent of Landlord in its reasonable discretion and the parties shall follow the same process as was required under Section 2.1 for approval of plans. Any change requested by Tenant that is approved in writing by Landlord shall be prepared by the Architect and shall be subject to the review and approval of Landlord’s architect in its reasonable discretion. The cost of such changes, including the cost to revise such plans, obtain any additional permits and construct any additional improvements required as a result thereof, and the cost for materials and labor, and all other additional costs incurred by Landlord from resulting delays in completing the Tenant Improvements, shall be included as part of the Construction Costs for the Tenant Improvements.

2.7    Construction Budget for Tenant Improvements. After approval of the Final Plans by Landlord and Tenant as provided above, Tenant shall prepare a detailed estimate of the Construction Costs for the Tenant Improvements. Tenant shall deliver a copy of the construction budget to Landlord.

2.8    Building Permits and Approvals. Not later than after approval by Landlord and Tenant of the Final Plans and Construction Budget as provided above, Tenant or its Contractor shall submit the Final Plans to the appropriate governmental body for plan checking and all building permits and other governmental and quasi-governmental approvals.

2.9    Conduct of Work. Tenant shall confine the construction activity to within the Premises as much as possible and shall work in an orderly manner removing trash and debris from the project on a daily basis. At no time will pipes, wires, boards or other construction materials cross public areas where harm could be caused to the public. All such work shall be undertaken in strict compliance with all Applicable Laws and reasonable Landlord rules and regulations. If Tenant fails to comply with these requirements, Landlord shall have the right, but not the obligation, to cause remedial action (at Tenant’s cost) as deemed necessary by Landlord to protect the public. Tenant shall complete construction of the Tenant Improvements free and clear of all liens, security interests and encumbrances of any kind.

(a) Pre-construction Submittals to Landlord. A minimum of ten (10) days prior to the commencement of construction, Tenant shall submit the following items to Landlord:

(1) A certificate setting forth the proposed commencement date of construction and the estimated completion dates of construction work, fixturing work and projected opening date;

(2) Certificates of all insurance required under the Lease and this Exhibit;

(3) Copies of all building permits, and all other permits and approvals required by governmental agencies to construct the Tenant Improvements; and

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(4) Copies of the construction contract with Tenant’s Contractor.

(b) Delays. Tenant shall with reasonable diligence prosecute construction of the Tenant Improvements to complete all work by the Commencement Date. The time for performance of any obligation of Tenant to construct the Tenant Improvements under this Work Letter or the Lease, shall be extended at Tenant’s election by the period of any delay caused by a Force Majeure Delay (as defined below) or a Landlord Delay (as further defined below). In addition, the Commencement Date shall be delayed one (1) day for each day of delay caused by a Force Majeure Delay or a Landlord Delay, except to the extent such delay has already been included as provided in Section 3.4 of the Lease. For purposes of this paragraph, the term “Landlord Delay” shall mean a delay in the Tenant Substantially Completing the Tenant Improvements due to: (1) a delay in the giving of authorizations or approvals or a response to same by Landlord within the applicable time period provided in this Exhibit C; (2) unreasonable interference of Landlord, its agents or contractors with the construction of the Tenant Improvements at the Premises; or (3) the unreasonable failure or refusal of Landlord to permit Tenant, its agents or contractors, reasonable access to and reasonable use of the Building or any Building facilities or services when such access is permissible under this Lease, which access and use are required for the orderly and continuous performance of the work necessary to complete the Tenant Improvements. However, the extension of the Commencement Date as provided above shall be reduced or rendered inoperative to the extent of any Tenant Delay or because of a prior, concurrent, or subsequent delay resulting from any action or inaction of Tenant or its contractors or agents. Tenant shall notify Landlord promptly after Tenant knows of an event constituting a Landlord Delay and of Tenant’s good faith estimate of the length of the Landlord Delay, which shall be subject to the reasonable approval of Landlord.

(c) Correction of Work. Landlord may reject any portion of the Tenant Improvements which is defective or not in conformity with the Final Plans. Landlord shall not be responsible for correcting the portions of the Tenant Improvements which were defective or not in compliance with the Final Plans; all such work shall be the responsibility of Tenant at its sole cost and expense.

2.10    Notice of Completion; Copy of Record set of Plans. Within twenty (20) days after completion of construction of the Tenant Improvements, Tenant shall cause a notice of completion (or the equivalent notice required under local law to provide notice to all contractors, subcontractors and materialmen that the work is completed and the time for filing any mechanic’s lien is running) to be recorded in the Official Records of the County where the Building is located, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction: (i) Tenant shall cause the Architect and Contractor (A) to update the Final Plans as necessary to reflect all changes made to the Final Plans during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises; and (ii) Tenant shall deliver to Landlord a copy of all signed building permits and certificates of occupancy, and all warranties, guaranties, and operating manuals and information relating to the improvements, equipment and systems in the Premises.

2.11    Tenant’s Parties and Insurance. The Contractor and all subcontractors, laborers, materialmen, and suppliers used by Tenant at the Premises collectively shall be referred to as “Tenant’s Parties”.

(a) Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Parties, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment.

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(b) Requirements of Tenant’s Parties. Each of Tenant’s Parties shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Parties shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors, and (ii) the date when the Tenant Improvements have been Substantially Completed. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to material or workmanship of or with respect to the Tenant Improvements shall be contained in the construction contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

(c) Insurance Requirements. In addition to the insurance requirements set forth in the Lease, Tenant shall comply with the following requirements:

(1) General Coverages. All of Tenant’s Parties shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry commercial liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(2) Special Coverage. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other commercially reasonable insurance as Landlord may require. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Parties shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $1,000,000 per incident, $2,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(3) General Terms. Certificates for all insurance carried pursuant to the foregoing sections shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days’ prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof (except to the extent of Landlord’s gross negligence or intentional misconduct, but subject to the waiver of subrogation provisions in the Lease), Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Parties shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord. All liability policies carried under this section by Tenant’s Parties shall name Landlord and Tenant as additional insured, as their interests may appear. All property insurance maintained by Tenant’s Parties shall preclude or waive subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the Landlord (in connection with the acts or omissions of Tenant’s Parties and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under the Lease or this Exhibit.

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2.12    Temporary Facilities During Construction. Tenant shall obtain in its name and pay for all temporary utility facilities, and the removal of debris, as necessary and required in connection with the construction of the Premises. Storage of Tenant’s contractors’ construction material, tools, equipment and debris shall be confined to the Premises and any other areas which may be designated for such purposes by Landlord. Landlord shall not be responsible for any loss or damage to Tenant’s and/or Tenant’s contractors’ equipment. In no event shall any materials or debris be stored in the malls or service or exit corridors of the Project.

2.13    Miscellaneous. The Tenant Improvements shall be subject to the inspection and reasonable approval of Landlord and its supervisory personnel. All contractors engaged by Tenant shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship.

2.14    Tenant’s Representative. Tenant shall provide Landlord with a name of a representative of Tenant to act on its behalf and represents its interests with respect to all matters which pertain to the construction of Tenant Improvements, and to make decisions binding upon Tenant with respect to such matters.

ARTICLE 3 PAYMENT OF CONSTRUCTIONS COSTS

3.1    Payment of Costs. Tenant shall pay for the Tenant Improvements, except for the Landlord’s Allowance which Landlord shall advance as hereinafter provided. Landlord shall only be responsible for payment of up to the amount of Landlord’s Allowance. If the Construction Costs for the Tenant Improvements are greater than the amount of the Landlord’s Allowance, Tenant shall be solely responsible for such additional costs.

3.2    Payment by Landlord. Landlord shall make three equal progress payments of Landlord’s Allowance as follows: (a) the first payment will be due on the Delivery Date; (b) the second payment will be due thirty (30) days after the Delivery Date, and (c) the last payment will be made on the Commencement Date. Tenant may use Landlord’s Allowance for payment of any and all costs and expenses incurred by Tenant in connection with the Lease, including, without limitation, for obligations incurred (a) to move from its existing lease to the Premises and to pay all costs and expenses incurred by Tenant in connection therewith, and (b) to design, construct and install the Tenant Improvements in the Premises, and (c) to pay for any additional charges or rent for the Other Possible FFE (as defined in Section 5.3 of this Exhibit).

ARTICLE 4 LANDLORD’S WORK AND FFE

4.1    Landlord’s Work. Landlord agrees to construct to the areas outside the Building the improvements depicted in the list of plans attached hereto as Exhibit C-1 attached hereto (“Landlord’s Work”). Landlord shall use its good faith efforts to substantially complete Landlord’s Work by March 1, 2004, subject to any “Tenant Delay” and “Force Majeure Delay” (as such terms are hereinafter defined).

(a) Tenant Delay. The term “Tenant Delay” shall mean any delay incurred by Landlord in substantially completing Landlord’s Work due to (a) a delay by Tenant, or by any person employed or engaged by Tenant, in approving (to the extent Tenant’s approval is required under this Exhibit or otherwise requested by Landlord) or delivering to Landlord any plans, schedules or information beyond the applicable time period set forth in this Exhibit, if any; (b) any delay in providing any reasonable information or authorization requested by the lender providing financing to Landlord, provided that Tenant is given a reasonable time period to supply such information, but not to exceed ten (10) days; (c) any delay attributable to the failure of Tenant to pay, when due, any amounts required to be paid by Tenant pursuant to this Exhibit or otherwise provided in the Lease; (d) any changes requested by Tenant in or to previously approved work or in the construction plans; (e) delays in delivery of any materials specified by Tenant through change orders that are approved in writing by Landlord in its reasonable discretion; or (f) interference with the construction of Landlord’s Work by Tenant or any of its employees, contractors, subcontractors, agents or invitees.

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(b) Force Majeure Delays. The term “Force Majeure Delay” shall mean any delay by reason of (i) any strike, lockout or other labor trouble or industry wide disturbance (whether or not on the part of the employees of either party hereto), (ii) governmental preemption of priorities or other controls in connection with a national or other public emergency, civil disturbance, riot, war, sabotage, blockade, embargo, inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body, or (iii) shortages of fuel, materials, supplies or labor, (iv) lightning, earthquake, fire, storm, tornado, flood, washout explosion, inclement weather or any other similar industry-wide or Building-wide cause beyond the reasonable control of Landlord, or (v) any other cause, whether similar or dissimilar to the above, beyond parties’ reasonable control.

4.2    Condition of Landlord’s Work. The Landlord’s Work shall be deemed substantially complete when Landlord has notified Tenant that Landlord’s Work has been substantially completed, except for “punch list” items which shall be completed within thirty (30) days thereafter, without materially affecting the ability of Tenant’s contractor to construct the Tenant Improvements, as determined by Landlord’s architect in its reasonable discretion, or unreasonably interfering with Tenant’s use or occupancy of the Premises if the Tenant Improvements have been completed.

4.3    Furniture, Fixtures and Equipment. There are currently 360 workstations systems (“Cubes”) that are currently located in the Premises and Landlord agrees to deliver possession of the Premises to Tenant with the Cubes in place for Tenant’s ownership and use during the Term of the Lease without the payment of additional rent by Tenant (other than the payment of personal property taxes). Landlord and the existing tenant of the Premises have been discussing terms by which such existing tenant may leave certain other property in the Premises, such as chairs and racking, security systems and cabling (“Possible Other FFE”). Any additional charge to or cost incurred by Landlord for the Possible Other FFE that has been approved by Tenant shall be paid by Tenant to Landlord as and when such payment is due the existing tenant. If the existing tenant (or equipment lessor or lender) does not impose any charge on Landlord for the Possible Other FFE, Tenant may use such equipment without additional rent or charge to Tenant (other than the payment of personal property taxes). Landlord does not warrant or covenant that any of the Possible Other FFE will be made available, and the availability or condition of such Possible Other FFE is not a condition to Tenant’s obligations under the Lease. The Cubes and Possible Other FFE that is made available will be done so on an AS IS basis and Landlord does not warrant the condition or utility of any of such property. Tenant shall be responsible for the repair, maintenance or replacement of any of the Cubes or Possible Other FFE, and Landlord shall have no obligation or liability in connection therewith.

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EXHIBIT C-1

LANDLORD’S WORK

The plans for Landlord’s Work entitled “215-255 Fourier Avenue Exterior Upgrade, Fremont, CA,” prepared by Hoover Associates, dated December 5, 2003, including the following sheets:

GO.1 —	Index to Drawings
GO.2 —	Site Details
D1.1 —	Demolition Plan
A1.1 —	Overall Site Plan
A2.1 —	Enlarged Front Plans and Elevations
A2.2 —	Enlarged Loading Dock Plan and Elevations
A3.1 —	Colonnade Details
A3.2 —	Misc. Details
S-1 —	Colonnade Foundation Plan and Details
S-2 —	Truck Door Plan, Details and General Notes
L1.0 —	Landscape Plan
L2.0 —	Layout Plan
L3.0 —	Irrigation Plan
C1 —	Grading and Drainage Plan
C2 —	Details
E1 —	Electrical Site Plan”

Landlord’s Initials	Tenant’s Initials

EXHIBIT D

ACKNOWLEDGEMENT OF COMMENCEMENT

This Acknowledgement is made as of                         ,              with reference to that certain Business Park Net Lease (hereinafter referred to as the “Lease”) dated                         ,             , by and between BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation “Landlord” therein, and CENTILLIUM COMMUNICATIONS, INC., a Delaware corporation “Tenant”, for the Leased Premises situated at 215 and 255 Fourier Avenue, FREMONT, CALIFORNIA 94538.

The undersigned hereby confirms as of the date hereof, the following:

1.    That Landlord delivered and Tenant accepted possession of the Premises (as described in said Lease) on                         , and acknowledges that the Leased Premises are, to the best of Tenant’s current, actual knowledge, (i) as represented by the Landlord and (ii) in good order, condition and repair, and that the improvements, if any, required to be constructed for Tenant by Landlord under this Lease have been so constructed and are, to the best of Tenant’s current, actual knowledge, satisfactorily completed in all respects.

2.    That all conditions of said Lease to be performed by Landlord prerequisite to the full effectiveness of said Lease have been satisfied and that Landlord has fulfilled all of its duties of an inducement nature.

3.    That in accordance with the provisions of said Lease the Commencement Date of the Term is                         , and that, unless sooner terminated, the original term thereof expires on                         .

4.    That said Lease is in full force and effect and that the same represents the entire agreement between Landlord and Tenant concerning said Lease.

5.    That to the best of Tenant’s current, actual knowledge, there are no existing defenses which Tenant has against the enforcement of said Lease by Landlord, and no offsets or credits against rentals.

6.    That the minimum rental obligations of said Lease is presently in effect and that all rentals, charges and other obligations on the part of Tenant under said Lease commenced to accrue on                         .

7.    That the undersigned has not made any prior assignment, hypothecation or pledge of said Lease or of the rents hereunder.

TENANT:

CENTILLIUM COMMUNICATIONS, INC.,

A DELAWARE CORPORATION

BY:

(PRINT):

ITS:

DATE:

Landlord’s Initials	Tenant’s Initials

EXHIBIT E

RULES AND REGULATIONS ATTACHED TO AND MADE

A PART OF THIS LEASE

1.	Except as provided in the Lease, no sign, placard, picture, advertisement, name of notice shall be inscribed, displayed or printed or affixed on the Building or to any part thereof, or which is visible from the outside of the Building, without the written consent of Landlord, first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice and at the expense of Tenant.

All approved signs or lettering on doors shall be printed, affixed or inscribed at the expense of Tenant by a person approved by Landlord.

Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

2.	The sidewalks, passages, exits, entrances, and stairways in and around the Building shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. The passages, exits, entrances, stairways, and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety of the Building and its Tenants, provided that nothing herein contained shall be construed to prevent such access to person with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities. Neither Tenant nor any employees or invitees of Tenant shall go upon the roof of the Building.

3.	Tenant shall not be permitted to install any additional lock or locks on any door in the Building unless written consent of Landlord shall have first been obtained. Two keys will be furnished by Landlord for every room.

4.	The toilets and urinals shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers or other substances of any kind shall be thrown into them. Wastes and excessive or unusual use of water shall not be allowed. Tenant shall be responsible for any breakage, stoppage or damage resulting from the violation of this rule by Tenant or its employees or invitees.

5.	Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

6.	Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises.

7.	The Premises shall not be used for the storage of merchandise, for washing clothes, for lodging, or for any improper or objectionable purposes inconsistent with Tenant’s permitted use of the Building.

8.	Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

Landlord’s Initials	Tenant’s Initials

9.	Landlord will direct electricians as to the manner and location in which telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

10.	Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

11.	Any window covering desired by Tenant shall be approved by Landlord.

12.	Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

13.	Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

14.	Tenant shall be liable for and shall pay the expense of any additional cleaning or other maintenance required to be performed by Landlord as a result of the transportation or storage of materials or work performed within the Building by or for Tenant.

15.	Tenant shall be entitled to use parking spaces in the Common Areas subject to such reasonable conditions and regulations as may be imposed from time to time by Landlord. Tenant agrees that vehicles of Tenant or its employees or agents shall not park in driveways nor occupy parking spaces or other areas reserved for any use such as Visitors, Delivery, Loading. Landlord or its agents shall have the right to cause to be removed any car of Tenant, or its employees or agents, that may be parked in emergency areas, and Tenant agrees to save and hold harmless Landlord, its agents and employees from any and all claims, losses, damages and demands asserted or arising in respect to or in connection with the removal of any such vehicle. Tenant, its employees, or agents shall not park campers, trucks or cars on the Building parking areas overnight or over weekends. Tenant will from time to time, upon request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees and agents.

16.	Landlord reserves the right to make modifications hereto and such other and further rules and regulations as in its sole judgment may be required, provided the same do not conflict with the terms of this Lease, for the safety, care and cleanliness of the Premises and the Building and for the preservation of good order therein. Tenant agrees to abide by all such rules and regulations, provided the same do not conflict with the terms of this Lease and are uniformly imposed.

17.	Landlord may waive any one or more of these rules, however such waiver shall be construed as a waiver of Landlord’s right to enforce these rules against Tenant.

21.	Tenant is responsible for purchasing and installing a security system if required by the City of Fremont. The cost of purchasing and installation of any such system is the sole costs and expense of the Tenant.

Landlord’s Initials	Tenant’s Initials